                                                            Exhibit 17(i)

Seligman
Common Stock Fund, Inc.

 -------------------------------------------------------------------------------

                                 Annual Report
                                 December 31, 2008

                                 Seeking Total Return

                                 Through a Combination

                                 of Capital Appreciation

                                 and Current Income



                                 (J. & W. SELIGMAN LOGO)

Table of Contents






Interview With Your Portfolio Manager.......................    4
Performance Overview........................................    6
Portfolio Overview..........................................    9
Understanding and Comparing Your Fund's Expenses............   13
Portfolio of Investments....................................   14
Statement of Assets and Liabilities.........................   23
Statement of Operations.....................................   24
Statements of Changes in Net Assets.........................   25
Notes to Financial Statements...............................   26
Financial Highlights........................................   36
Report of Independent Registered Public Accounting Firm.....   42
Matters Relating to the Directors' Consideration of the
  Approval of the Investment Management Services Agreement..   43
Proxy Results...............................................   48
Directors and Officers......................................   49
Required Federal Income Tax Information.....................   52
Additional Fund Information.................................   53

Interview With Your Portfolio Manager

Note: In conjunction with the acquisition of the Fund's previous investment manager by RiverSource Investments, LLC, the team responsible for the Fund's management was changed in November 2008 from the Seligman Core/Growth Investment Team to the RiverSource Disciplined Equity and Asset Allocation Team.

Q. HOW DID SELIGMAN COMMON STOCK FUND PERFORM FOR THE YEAR ENDED DECEMBER 31, 2008?
A. For the one year ended December 31, 2008, Seligman Common Stock Fund posted a total return, based on the net asset value of Class A shares of -44.6%. In comparison, the Fund's benchmark, the S&P 500 Index, returned -37.0%, and the Fund's peers, as measured by the Lipper Multi-Cap Core Funds Average, returned -38.8%.

Q. WHAT MARKET CONDITIONS AND ECONOMIC FACTORS MATERIALLY IMPACTED THE FUND'S INVESTMENT RESULTS DURING THE YEAR?
A. Weak economic data points released in January in manufacturing, employment, and retail sales fueled fears of global recession and sparked a sharp sell-off in equities. The credit freeze continued as growth slowed and banks and brokers reined in capital as the financial system continued to absorb losses related to subprime debt. The combined crises in housing, the credit market, and the economy spurred an activist Federal Reserve Board (the Fed) and the Administration to take unprecedented steps to shore up the economy.

     The liquidity crisis reached its peak in March when the Fed intervened to facilitate the sale of investment bank Bear Stearns to JPMorgan Chase. Bear Stearns, an 85-year-old financial institution, was highly leveraged and after losing access to capital, was on the brink of insolvency.

     Seeking to contain the damage and shore up the financial system, the Fed stepped in and engineered the sale of the troubled investment bank. The Administration and Congress were similarly proactive in addressing the crisis. In addition to enacting a $160 billion fiscal stimulus program, the cap on mortgages that Fannie Mae and Freddie Mac can acquire and guarantee was raised in an effort to support home purchases.

     The Fed reacted to the weakening economic outlook with a federal funds target rate cut in January, made between the Fed's regular meetings, followed by three additional decreases during the period. As the Fed moved, however, concerns of inflation grew and the dollar weakened. As the dollar weakened, commodities rallied and stock prices continued to decline. At the end of June, oil prices had reached north of $140 per barrel. The resultant impact was a slowing of consumer spending and the economy itself. Commodity prices reversed course in June, essentially giving back gains earned earlier in the fiscal year. Investors were largely driven out of commodities and commodity-related stocks that had performed well earlier in the period, in search of more defensive positions.

     In September we witnessed the unfolding of several unprecedented events that affected markets on a global scale. Fannie Mae and Freddie Mac were put into conservatorship. On September 15, Lehman Brothers filed for bankruptcy. The ripple effects of the failing of this 158-year old investment bank were widespread. Several cash management funds with exposure to Lehman debt suffered, with the net asset value of the Reserve Primary Fund falling below $1 per share -- "breaking the buck." Credit markets across the globe froze up, which had a significant implication on markets as a whole. Investors started focusing more on higher quality stocks. The stock of any company with a fair amount of debt on its balance sheet suddenly became a question mark to investors.

     The downgrading of AIG's credit rating led to a liquidity crisis (its stock price suffered a 95% decline on September 16, 2008) that ended in the largest government bailout of a company in US history. Merrill Lynch quickly sold itself to Bank of

Interview With Your Portfolio Manager


     America, and commercial banks WAMU and Wachovia were quickly sold to JPMorgan Chase and Wells Fargo, respectively.

     Personal consumption in the US contracted for the first time in almost two decades during the third quarter of 2008. With mounting job losses, tighter credit conditions, and a significantly amplified level of household debt, the resulting recession has been much deeper than we have experienced in quite some time. The US consumer accounts for approximately two-thirds of the US economy. When the consumer retrenches, as they did during 2008, the resulting impact on the economy as a whole is tremendous.

Q. WHAT INVESTMENT STRATEGIES AND TECHNIQUES MATERIALLY IMPACTED THE FUND'S INVESTMENT RESULTS DURING THE YEAR?
A. Information technology was the Fund's largest sector weighting during the year and was the Fund's largest overweight, relative to its benchmark. The sector was among the poorer performing areas of the benchmark during the year and a combination of stock selection and sector allocation led the Fund's investment results within the sector to lag those of the benchmark. A scale-back in the Fund's allocation to the sector was initiated late in the year.

     The area that had the largest negative impact on the Fund's investment results, as compared to the benchmark, was the materials sector. The sector accounted for a modest portion (less than 5%) of the Fund's and benchmark's allocation. The Fund underperformed the benchmark in the sector by a wide margin, due primarily to stock selection. Stock selection was also notably detrimental in the financials, consumer staples, and consumer discretionary sectors.

     Stock selection was the strongest in the health care sector. The Fund's overweight in the sector also aided its performance, as health care was among the better performing areas of the benchmark during the year. From an allocation perspective, the Fund's underweightings in the financials and industrials sectors benefited relative performance, as these sectors were among the benchmark's bottom performing areas.

     Holdings that aided the Fund's investment results during the year included Allstate (insurance), Pfizer (pharmaceuticals), Gilead Sciences (biotechnology), and Wal-Mart Stores (food and staples retailing). Holdings that detracted from the Fund's investment results included CIGNA (health care providers and services), Smurfit-Stone Container (containers and packaging), Bank of America (diversified financial services), and Comverse Technology (communications equipment). By year-end, the Fund's position in Comverse Technology had been eliminated.

-------
The views and opinions expressed are those of the Portfolio Manager(s), are provided for general information only, and do not constitute specific tax, legal, or investment advice to, or recommendations for, any person. There can be no guarantee as to the accuracy of market forecasts. Opinions, estimates, and forecasts may be changed without notice.

Performance Overview


This section of the report is intended to help you understand the performance of Seligman Common Stock Fund and to provide a summary of the Fund's portfolio characteristics.

Performance data quoted in this report represents past performance and does not guarantee or indicate future investment results. The rates of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. Total returns of the Fund (except for Class I shares) as of the most recent month end will be available at WWW.SELIGMAN.COM(1) by the seventh business day following that month end. Calculations assume reinvestment of distributions, if any. Performance data quoted does not reflect the deduction of taxes that an investor may pay on distributions or the redemption of Fund shares.

The chart on page 7 compares $10,000 hypothetical investments made in Class A shares, with and without the initial 5.75% maximum sales charge and in Class B shares, without contingent deferred sales charge ("CDSC"), to a $10,000 investment made in the Standard and Poor's 500 Composite Stock Price Index ("S&P 500 Index"), for the ten-year period ended December 31, 2008. The ten-year return for Class B shares reflects automatic conversion to Class A shares approximately eight years after their date of purchase. The performance of Class C, Class I and Class R shares, which commenced on later dates, and of Class A and Class B shares for other periods, with and without applicable sales charges and CDSCs, is not shown in the chart but is included in the total returns table that follows the chart. The performance of Class C, Class I and Class R shares will differ from the performance shown for Class A and Class B shares, based on the differences in sales charges and fees paid by shareholders.

Returns for Class A shares are calculated with and without the effect of the initial 5.75% maximum sales charge that became effective on January 7, 2008. Returns for Class B shares are calculated with and without the effect of the maximum 5% CDSC, charged on redemptions made within one year of the date of purchase, declining to 1% in the sixth year and 0% thereafter. Returns for Class C and Class R shares are calculated with and without the effect of the 1% CDSC, charged on redemptions made within one year of purchase. Returns for Class C shares would have been lower for periods prior to June 4, 2007 if the 1% initial sales charge then in effect was incurred. On May 16, 2008, Class D shares of the Fund were converted to Class C shares at their respective net asset values. Effective at the close of business on May 16, 2008, Class D shares are no longer offered by the Fund. Class I shares do not have sales charges, and returns are calculated accordingly.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

-------
1 The website reference is an inactive textual reference and information contained in or otherwise accessible through the website does not form a part of this report or the Fund's prospectuses or statement of additional information.

Performance Overview

                                  (LINE GRAPH)

Investment Results
TOTAL RETURNS
For Periods Ended December 31, 2008
--------------------------------------------------------------------------------

                                                               AVERAGE ANNUAL
                                        ------------------------------------------------------------
                                                                    CLASS C     CLASS I     CLASS R
                                                                     SINCE       SINCE       SINCE
                               SIX        ONE      FIVE     TEN    INCEPTION   INCEPTION   INCEPTION
                             MONTHS*     YEAR     YEARS    YEARS    5/27/99     11/30/01    4/30/03
----------------------------------------------------------------------------------------------------
CLASS A
----------------------------------------------------------------------------------------------------
With Sales Charge             (39.26)%  (47.76)%  (7.57)%  (6.62)%     n/a         n/a         n/a
----------------------------------------------------------------------------------------------------
Without Sales Charge          (35.57)   (44.56)   (6.46)   (6.06)      n/a         n/a         n/a
----------------------------------------------------------------------------------------------------
CLASS B
----------------------------------------------------------------------------------------------------
With CDSC+                    (38.88)   (47.65)   (7.48)     n/a       n/a         n/a         n/a
----------------------------------------------------------------------------------------------------
Without CDSC                  (35.79)   (45.02)   (7.17)   (6.63)++    n/a         n/a         n/a
----------------------------------------------------------------------------------------------------
CLASS C
----------------------------------------------------------------------------------------------------
With 1% CDSC                  (36.37)   (45.51)     n/a      n/a       n/a         n/a         n/a
----------------------------------------------------------------------------------------------------
Without CDSC                  (35.75)   (44.98)   (7.16)     n/a     (7.26)%       n/a         n/a
----------------------------------------------------------------------------------------------------
CLASS I                       (35.36)   (44.30)   (6.06)     n/a       n/a       (5.44)%       n/a
----------------------------------------------------------------------------------------------------
CLASS R
----------------------------------------------------------------------------------------------------
With 1% CDSC                  (36.27)   (45.20)     n/a      n/a       n/a         n/a         n/a
----------------------------------------------------------------------------------------------------
Without CDSC                  (35.65)   (44.67)   (6.68)     n/a       n/a         n/a       (2.77)%
----------------------------------------------------------------------------------------------------
BENCHMARKS**
----------------------------------------------------------------------------------------------------
Lipper Multi-Cap Core Funds
Average                       (31.60)   (38.81)   (2.61)    0.82      0.12       (0.96)       1.78
----------------------------------------------------------------------------------------------------
S&P 500 Index                 (28.47)   (36.99)   (2.19)   (1.38)    (1.92)      (1.40)       1.67
----------------------------------------------------------------------------------------------------




-------
See footnotes on page 8.

Performance Overview

NET ASSET VALUE PER SHARE



                           CLASS A     CLASS B     CLASS C     CLASS I     CLASS R
----------------------------------------------------------------------------------
12/31/08                    $ 6.02      $ 5.87      $ 5.88      $ 6.07      $ 6.04
----------------------------------------------------------------------------------
 6/30/08                      9.72        9.48        9.49        9.79        9.75
----------------------------------------------------------------------------------
12/31/07                     11.44       11.17       11.18       11.53       11.47
----------------------------------------------------------------------------------




-------

    * Returns for periods of less than one year are not annualized.
   ** The Lipper Multi-Cap Core Funds Average ("Lipper Average") and the
      Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") are unmanaged benchmarks that assume reinvestment of all distributions and exclude the effect of fees, taxes and sales charges. The S&P 500 Index also excludes the effect of expenses. The Lipper Average measures the performance of funds, that, by portfolio practice, invest in a variety of market-capitalization ranges without concentrating 75% of their equity assets in any one market-capitalization range over an extended period of time. These funds typically have an average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P SuperComposite 1500 Index. The S&P 500 Index measures the performance of 500 of the largest US companies based on market capitalizations. Investors cannot invest directly in an average or index.
    + The CDSC is 5% if you sell your shares within one year of purchase and 2%
      for the five-year period.
   ++ The ten-year return for Class B shares reflects automatic conversion to Class A shares approximately eight years after their date of purchase.

Portfolio Overview

Diversification of Net Assets
December 31, 2008
--------------------------------------------------------------------------------

                                                                   PERCENT OF NET
                                                                       ASSETS
                                                                    DECEMBER 31,
                                                                  ----------------
                              ISSUES      COST          VALUE      2008       2007
----------------------------------------------------------------------------------
COMMON STOCKS:
----------------------------------------------------------------------------------


Aerospace and Defense             2   $    780,180  $    744,270    0.7        2.8
----------------------------------------------------------------------------------
Air Freight and Logistics         1        307,962       334,087    0.3        0.5
----------------------------------------------------------------------------------
Airlines                          1        198,334       200,286    0.2        1.2
----------------------------------------------------------------------------------
Auto Components                  --             --            --     --        1.1
----------------------------------------------------------------------------------
Automobiles                       1        201,508       210,784    0.2        0.4
----------------------------------------------------------------------------------
Beverages                         3      3,153,815     3,242,929    3.2         --
----------------------------------------------------------------------------------
Biotechnology                     3      1,971,107     2,212,889    2.2        1.9
----------------------------------------------------------------------------------
Building Products                 1        208,091       269,045    0.3         --
----------------------------------------------------------------------------------
Capital Markets                   2      2,706,074     1,008,766    1.0        4.3
----------------------------------------------------------------------------------
Chemicals                         6      2,908,319     2,653,857    2.6         --
----------------------------------------------------------------------------------
Commercial Banks                  6      3,837,310     1,851,809    1.8        1.2
----------------------------------------------------------------------------------
Commercial Services and
  Supplies                        3        787,962       911,129    0.9        1.0
----------------------------------------------------------------------------------
Communications Equipment          4      1,453,721     1,056,191    1.1        5.6
----------------------------------------------------------------------------------
Computers and Peripherals         4      2,761,437     2,898,263    2.9        4.3
----------------------------------------------------------------------------------
Construction and Engineering     --             --            --     --        1.2
----------------------------------------------------------------------------------
Consumer Finance                  1        249,267       235,284    0.2        1.1
----------------------------------------------------------------------------------
Containers and Packaging          1        397,238         7,860     --        2.3
----------------------------------------------------------------------------------
Distributors                      1        196,996       190,928    0.2         --
----------------------------------------------------------------------------------
Diversified Consumer
  Services                        1        270,579       323,896    0.3         --
----------------------------------------------------------------------------------
Diversified Financial
  Services                        4     13,063,098     8,064,443    8.0        3.9
----------------------------------------------------------------------------------
Diversified
  Telecommunication Services      3        463,546       484,565    0.5        2.4
----------------------------------------------------------------------------------
Electric Utilities                3      1,959,871     1,510,042    1.5        0.7
----------------------------------------------------------------------------------
Electrical Equipment              1        454,687       486,767    0.5        0.5
----------------------------------------------------------------------------------
Electronic Equipment,
  Instruments and Components      2        407,961       436,343    0.4         --
----------------------------------------------------------------------------------
Energy Equipment and
  Services                        8      2,714,830     1,953,040    1.9        3.1
----------------------------------------------------------------------------------
Food and Staples Retailing        3     10,129,029     5,878,281    5.8        2.3
----------------------------------------------------------------------------------
Food Products                     7      2,299,066     2,378,249    2.4         --
----------------------------------------------------------------------------------
Gas Utilities                     1        200,715       212,027    0.2         --
----------------------------------------------------------------------------------
Health Care Equipment and
  Supplies                        2        394,684       408,003    0.4        1.0
----------------------------------------------------------------------------------
Health Care Providers and
  Services                        4      1,849,802     1,079,517    1.1        1.7
----------------------------------------------------------------------------------
Hotels, Restaurants and
  Leisure                        --             --            --     --        0.9
----------------------------------------------------------------------------------
Household Durables                8      1,645,911     1,852,760    1.8         --
----------------------------------------------------------------------------------
Household Products                2        533,282       552,295    0.6         --
----------------------------------------------------------------------------------

                                                           (Continued on page 10.)

Portfolio Overview

December 31, 2008
--------------------------------------------------------------------------------

                                                                   PERCENT OF NET
                                                                       ASSETS
                                                                    DECEMBER 31,
                                                                  ----------------
                              ISSUES      COST          VALUE      2008       2007
----------------------------------------------------------------------------------
COMMON STOCKS: (continued)
----------------------------------------------------------------------------------
Independent Power Producers
  and Energy Traders             --   $         --  $         --     --        0.6
----------------------------------------------------------------------------------
Industrial Conglomerates          2      1,231,609     1,142,911    1.1        2.5
----------------------------------------------------------------------------------
Insurance                         8      4,557,670     4,997,299    4.9        2.5
----------------------------------------------------------------------------------
Internet Software and
  Services                        2      1,477,894       433,322    0.4        2.3
----------------------------------------------------------------------------------
IT Services                       5      1,386,153     1,421,036    1.4         --
----------------------------------------------------------------------------------
Leisure Equipment and
  Products                        3        596,712       635,983    0.6         --
----------------------------------------------------------------------------------
Life Sciences Tools and
  Services                       --             --            --     --        0.6
----------------------------------------------------------------------------------
Machinery                         6      1,253,413     1,397,837    1.4        1.2
----------------------------------------------------------------------------------
Media                             5      2,377,846     2,434,475    2.4        2.7
----------------------------------------------------------------------------------
Metals and Mining                 5      1,669,178     1,319,989    1.3        2.2
----------------------------------------------------------------------------------
Multi-Utilities                   1        196,175       192,940    0.2         --
----------------------------------------------------------------------------------
Multiline Retail                  3        565,482       489,953    0.5        1.8
----------------------------------------------------------------------------------
Oil, Gas and Consumable
  Fuels                          24     15,859,315    13,294,691   13.1        9.5
----------------------------------------------------------------------------------
Personal Products                 1        195,940       226,627    0.2         --
----------------------------------------------------------------------------------
Pharmaceuticals                   8     14,238,097    13,262,822   13.1        5.4
----------------------------------------------------------------------------------
Real Estate Investment
  Trusts                          2        507,068       539,915    0.5        0.3
----------------------------------------------------------------------------------
Road and Rail                     5      4,763,281     4,579,497    4.5         --
----------------------------------------------------------------------------------
Semiconductors and
  Semiconductor Equipment         7      3,694,706     3,098,987    3.1        3.5
----------------------------------------------------------------------------------
Software                          3        532,431       567,844    0.6        3.2
----------------------------------------------------------------------------------
Specialty Retail                 12      4,912,991     5,058,166    5.0        1.1
----------------------------------------------------------------------------------
Textiles, Apparel and Luxury
  Goods                           5      1,075,736     1,152,606    1.1        0.6
----------------------------------------------------------------------------------
Tobacco                          --             --            --     --        2.6
----------------------------------------------------------------------------------
Trading Companies and
  Distributors                    2        403,466       413,993    0.4         --
----------------------------------------------------------------------------------
Wireless Telecommunication
  Services                        1        216,909       155,116    0.2        1.6
----------------------------------------------------------------------------------
TOTAL COMMON STOCKS             199    120,218,454   100,464,614   99.2       89.6
----------------------------------------------------------------------------------
OPTIONS PURCHASED                 7      1,168,949        22,647     --        1.0
----------------------------------------------------------------------------------
EQUITY-LINKED NOTES               2      2,550,000       180,852    0.2        5.3
----------------------------------------------------------------------------------
OTHER SHORT-TERM HOLDING AND
  OTHER ASSETS LESS
  LIABILITIES                     1        620,800       620,800    0.6        4.1
----------------------------------------------------------------------------------
NET ASSETS                      209   $124,558,203  $101,288,913  100.0      100.0
----------------------------------------------------------------------------------


Portfolio Overview


Largest Industries+
December 31, 2008
--------------------------------------------------------------------------------

          (MONTHLY DIVIDEND REAL ESTATE FUND - LARGEST SECTORS GRAPHIC)

Largest Portfolio Holdings++
December 31, 2008
--------------------------------------------------------------------------------

                                                                     PERCENT OF
SECURITY                                           VALUE             NET ASSETS

-------------------------------------------------------------------------------
Pfizer                                          $5,887,530               5.8
-------------------------------------------------------------------------------
Wal-Mart Stores                                  5,351,711               5.3
-------------------------------------------------------------------------------
Johnson & Johnson                                4,490,720               4.4
-------------------------------------------------------------------------------
Chevron                                          4,237,889               4.2
-------------------------------------------------------------------------------
JPMorgan Chase                                   3,579,223               3.5
-------------------------------------------------------------------------------
Bank of America                                  2,264,332               2.2
-------------------------------------------------------------------------------
International Business Machines                  2,236,468               2.2
-------------------------------------------------------------------------------
Home Depot                                       2,153,981               2.1
-------------------------------------------------------------------------------
Citigroup                                        2,144,838               2.1
-------------------------------------------------------------------------------
Gilead Sciences                                  1,860,882               1.8
-------------------------------------------------------------------------------




There can be no assurance that the securities presented have remained or will remain in the Fund's portfolio. Information regarding the Fund's portfolio holdings should not be construed as a recommendation to buy or sell any security or as an indication that any security is suitable for a particular investor.

-------
See footnotes on page 12.

Portfolio Overview


Largest Portfolio Changes
July 1 to December 31, 2008
--------------------------------------------------------------------------------

LARGEST PURCHASES                            LARGEST SALES
-----------------------------------          -----------------------------------
Wal-Mart Stores*                             Exxon Mobil
-----------------------------------          -----------------------------------
Johnson & Johnson*                           Microsoft**
-----------------------------------          -----------------------------------
Pfizer                                       AT&T**
-----------------------------------          -----------------------------------
Citigroup*                                   Philip Morris International**
-----------------------------------          -----------------------------------
International Business Machines*             Hewlett-Packard**
-----------------------------------          -----------------------------------
Chevron                                      Cephalon
-----------------------------------          -----------------------------------
Bank of America                              UST**
-----------------------------------          -----------------------------------
PepsiCo*                                     Target**
-----------------------------------          -----------------------------------
Gilead Sciences*                             Delta Air Lines**
-----------------------------------          -----------------------------------
Comcast (Class A)*                           Barr Laboratories**
-----------------------------------          -----------------------------------



Largest portfolio changes from the previous period to the current period are based on cost of purchases and proceeds from sales of securities, listed in descending order.

-------

    + Includes options purchased.

   ++ Excludes options purchased and short-term holdings.

    * Position added during the period.

   ** Position eliminated during the period.

Understanding and Comparing Your Fund's Expenses

As a shareholder of the Fund, you incur ongoing expenses, such as management fees, distribution and/or service (12b-1) fees (as applicable), and other Fund expenses. The information below is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare them with the ongoing expenses of investing in other mutual funds. Please note that the expenses shown in the table are meant to highlight your ongoing expenses only and do not reflect any transactional costs, such as sales charges (also known as loads) on certain purchases or redemptions. Therefore, the table is useful in comparing ongoing expenses only, and will not help you to determine the relative total expenses of owning different funds. In addition, if transactional costs were included, your total expenses would have been higher.

The table is based on an investment of $1,000 invested at the beginning of July 1, 2008 and held for the entire six-month period ended December 31, 2008.

ACTUAL EXPENSES
The table below provides information about actual expenses and actual account values. You may use the information, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value at the beginning of the period by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled "Expenses Paid During Period" for the Fund's share class that you own to estimate the expenses that you paid on your account during the period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The table below also provides information about hypothetical expenses and hypothetical account values based on the actual expense ratio of each class and an assumed rate of return of 5% per year before expenses, which is not the actual return of any class of the Fund. The hypothetical expenses and account values may not be used to estimate the ending account value or the actual expenses you paid for the period. You may use this information to compare the ongoing expenses of investing in the Fund and other mutual funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other mutual funds.

                                                  ACTUAL                        HYPOTHETICAL
                                      ------------------------------  -------------------------------
               BEGINNING               ENDING                           ENDING
                ACCOUNT   ANNUALIZED   ACCOUNT      EXPENSES PAID      ACCOUNT       EXPENSES PAID
                 VALUE      EXPENSE     VALUE       DURING PERIOD       VALUE        DURING PERIOD
                 7/1/08     RATIO*    12/31/08  7/1/08 TO 12/31/08**   12/31/08  7/1/08 TO 12/31/08**
-----------------------------------------------------------------------------------------------------

Class A        $1,000.00     1.55%     $644.30          $6.41         $1,017.34         $ 7.86
-----------------------------------------------------------------------------------------------------
Class B         1,000.00     2.30       642.10           9.49          1,013.57          11.64
-----------------------------------------------------------------------------------------------------
Class C         1,000.00     2.30       642.50           9.50          1,013.57          11.64
-----------------------------------------------------------------------------------------------------
Class I         1,000.00     0.91       646.40           3.77          1,020.56           4.62
-----------------------------------------------------------------------------------------------------
Class R         1,000.00     1.80       643.50           7.44          1,016.09           9.12
-----------------------------------------------------------------------------------------------------



-------
    * Expenses of Class B, Class C, Class I and Class R shares differ from the expenses of Class A shares due to the differences in 12b-1 fees and other class-specific expenses paid by each share class. See the Fund's prospectuses for a description of each share class and its fees, expenses and sales charges.
   ** Expenses are equal to the annualized expense ratio based on actual expenses for the period July 1, 2008 to December 31, 2008, multiplied by the average account value over the period, multiplied by 184/366 (number of days in the period).

Portfolio of Investments
December 31, 2008


                                                 SHARES               VALUE
COMMON STOCKS 99.2%
------------------------------------------------------------------------------

AEROSPACE AND DEFENSE 0.7%
------------------------------------------------------------------------------

General Dynamics                                    8,767         $    504,892
------------------------------------------------------------------------------
United Technologies                                 4,466              239,378
------------------------------------------------------------------------------
                                                                       744,270
------------------------------------------------------------------------------

AIR FREIGHT AND LOGISTICS 0.3%
------------------------------------------------------------------------------

C.H. Robinson Worldwide                             6,071              334,087
------------------------------------------------------------------------------

AIRLINES 0.2%
------------------------------------------------------------------------------

Southwest Airlines                                 23,235              200,286
------------------------------------------------------------------------------

AUTOMOBILES 0.2%
------------------------------------------------------------------------------

Harley-Davidson                                    12,421              210,784
------------------------------------------------------------------------------

BEVERAGES 3.2%
------------------------------------------------------------------------------

Brown-Forman (Class B)                              4,790              246,637
------------------------------------------------------------------------------
Coca-Cola                                          29,646            1,342,074
------------------------------------------------------------------------------
PepsiCo                                            30,203            1,654,218
------------------------------------------------------------------------------
                                                                     3,242,929
------------------------------------------------------------------------------

BIOTECHNOLOGY 2.2%
------------------------------------------------------------------------------

Celgene*                                            4,510              249,313
------------------------------------------------------------------------------
Cephalon*                                           1,333              102,694
------------------------------------------------------------------------------
Gilead Sciences*                                   36,388            1,860,882
------------------------------------------------------------------------------
                                                                     2,212,889
------------------------------------------------------------------------------

BUILDING PRODUCTS 0.3%
------------------------------------------------------------------------------

Masco                                              24,173              269,045
------------------------------------------------------------------------------

CAPITAL MARKETS 1.0%
------------------------------------------------------------------------------

Goldman Sachs Group                                 2,751              232,157
------------------------------------------------------------------------------
Morgan Stanley                                     48,417              776,609
------------------------------------------------------------------------------
                                                                     1,008,766
------------------------------------------------------------------------------

CHEMICALS 2.6%
------------------------------------------------------------------------------

CF Industries Holdings                              4,055              199,344
------------------------------------------------------------------------------
Dow Chemical                                       71,320            1,076,219
------------------------------------------------------------------------------
E. I. duPont de Nemours                             8,185              207,080
------------------------------------------------------------------------------
Monsanto                                           10,954              770,614
------------------------------------------------------------------------------
PPG Industries                                      4,644              197,045
------------------------------------------------------------------------------
Sigma-Aldrich                                       4,819              203,555
------------------------------------------------------------------------------
                                                                     2,653,857
------------------------------------------------------------------------------

COMMERCIAL BANKS 1.8%
------------------------------------------------------------------------------

BB&T                                               12,006              329,685
------------------------------------------------------------------------------
Fifth Third Bancorp                                28,659              236,723
------------------------------------------------------------------------------



-------
See footnotes on page 22.

Portfolio of Investments
December 31, 2008

                                                 SHARES               VALUE
COMMERCIAL BANKS (continued)
------------------------------------------------------------------------------
KeyCorp                                            24,547         $    209,140
------------------------------------------------------------------------------
SunTrust Banks                                     12,105              357,582
------------------------------------------------------------------------------
U.S. Bancorp                                       17,031              425,945
------------------------------------------------------------------------------
Wells Fargo                                        52,840              292,734
------------------------------------------------------------------------------
                                                                     1,851,809
------------------------------------------------------------------------------

COMMERCIAL SERVICES AND SUPPLIES 0.9%
------------------------------------------------------------------------------

Avery Dennison                                      6,850              224,200
------------------------------------------------------------------------------
Republic Services                                   8,747              216,838
------------------------------------------------------------------------------
Waste Management                                   14,185              470,091
------------------------------------------------------------------------------
                                                                       911,129
------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT 1.1%
------------------------------------------------------------------------------

Cisco Systems*                                     18,387              299,708
------------------------------------------------------------------------------
Corning                                            21,751              207,287
------------------------------------------------------------------------------
Nortel Networks*                                    7,555                1,964
------------------------------------------------------------------------------
QUALCOMM                                           15,273              547,232
------------------------------------------------------------------------------
                                                                     1,056,191
------------------------------------------------------------------------------

COMPUTERS AND PERIPHERALS 2.9%
------------------------------------------------------------------------------

Dell*                                              18,954              194,089
------------------------------------------------------------------------------
International Business Machines                    26,574            2,236,468
------------------------------------------------------------------------------
Lexmark International (Class A)*                    7,760              208,744
------------------------------------------------------------------------------
QLogic*                                            19,268              258,962
------------------------------------------------------------------------------
                                                                     2,898,263
------------------------------------------------------------------------------

CONSUMER FINANCE 0.2%
------------------------------------------------------------------------------

Capital One Financial                               7,378              235,284
------------------------------------------------------------------------------

CONTAINERS AND PACKAGING 0.0%
------------------------------------------------------------------------------

Smurfit-Stone Container*                           30,823                7,860
------------------------------------------------------------------------------

DISTRIBUTORS 0.2%
------------------------------------------------------------------------------

Genuine Parts                                       5,043              190,928
------------------------------------------------------------------------------

DIVERSIFIED CONSUMER SERVICES 0.3%
------------------------------------------------------------------------------

H&R Block                                          14,256              323,896
------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES 8.0%
------------------------------------------------------------------------------

Bank of America                                   160,819            2,264,332
------------------------------------------------------------------------------
CIT Group                                          16,751               76,050
------------------------------------------------------------------------------
Citigroup                                         319,648            2,144,838
------------------------------------------------------------------------------
JPMorgan Chase                                    113,518            3,579,223
------------------------------------------------------------------------------
                                                                     8,064,443
------------------------------------------------------------------------------



-------
See footnotes on page 22.

Portfolio of Investments
December 31, 2008

                                                 SHARES               VALUE

DIVERSIFIED TELECOMMUNICATION SERVICES 0.5%
------------------------------------------------------------------------------

CenturyTel                                          7,509         $    205,221
------------------------------------------------------------------------------
Embarq                                              6,262              225,182
------------------------------------------------------------------------------
Frontier Communications                             6,197               54,162
------------------------------------------------------------------------------
                                                                       484,565
------------------------------------------------------------------------------

ELECTRIC UTILITIES 1.5%
------------------------------------------------------------------------------

Entergy                                             2,351              195,439
------------------------------------------------------------------------------
Exelon                                             13,106              728,825
------------------------------------------------------------------------------
FirstEnergy                                        12,058              585,778
------------------------------------------------------------------------------
                                                                     1,510,042
------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT 0.5%
------------------------------------------------------------------------------

Emerson Electric                                   13,296              486,767
------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT, INSTRUMENTS AND COMPONENTS 0.4%
------------------------------------------------------------------------------

Jabil Circuit                                      33,645              227,104
------------------------------------------------------------------------------
Tyco Electronics                                   12,908              209,239
------------------------------------------------------------------------------
                                                                       436,343
------------------------------------------------------------------------------

ENERGY EQUIPMENT AND SERVICES 1.9%
------------------------------------------------------------------------------

Baker Hughes                                        2,990               95,889
------------------------------------------------------------------------------
BJ Services                                        19,063              222,465
------------------------------------------------------------------------------
Ensco International                                 6,653              188,879
------------------------------------------------------------------------------
Halliburton                                        34,991              636,136
------------------------------------------------------------------------------
Nabors Industries*                                 15,458              185,032
------------------------------------------------------------------------------
Noble                                               6,708              148,180
------------------------------------------------------------------------------
Smith International                                 7,419              169,821
------------------------------------------------------------------------------
Weatherford International*                         28,340              306,638
------------------------------------------------------------------------------
                                                                     1,953,040
------------------------------------------------------------------------------

FOOD AND STAPLES RETAILING 5.8%
------------------------------------------------------------------------------

Rite Aid*                                         891,664              276,416
------------------------------------------------------------------------------
Wal-Mart Stores                                    95,464            5,351,711
------------------------------------------------------------------------------
Walgreen                                           10,140              250,154
------------------------------------------------------------------------------
                                                                     5,878,281
------------------------------------------------------------------------------

FOOD PRODUCTS 2.4%
------------------------------------------------------------------------------

Archer-Daniels-Midland                              7,304              210,574
------------------------------------------------------------------------------
Campbell Soup                                       6,365              191,014
------------------------------------------------------------------------------
General Mills                                      16,427              997,940
------------------------------------------------------------------------------
J.M. Smucker                                        4,530              196,421
------------------------------------------------------------------------------
Kellogg                                             4,655              204,122
------------------------------------------------------------------------------



-------
See footnotes on page 22.

Portfolio of Investments
December 31, 2008

                                                 SHARES               VALUE
FOOD PRODUCTS (continued)
------------------------------------------------------------------------------
Sara Lee                                           30,873         $    302,247
------------------------------------------------------------------------------
Tyson Foods (Class A)                              31,499              275,931
------------------------------------------------------------------------------
                                                                     2,378,249
------------------------------------------------------------------------------

GAS UTILITIES 0.2%
------------------------------------------------------------------------------

Questar                                             6,486              212,027
------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT AND SUPPLIES 0.4%
------------------------------------------------------------------------------

Becton, Dickinson                                   3,160              216,112
------------------------------------------------------------------------------
Covidien                                            5,295              191,891
------------------------------------------------------------------------------
                                                                       408,003
------------------------------------------------------------------------------

HEALTH CARE PROVIDERS AND SERVICES 1.1%
------------------------------------------------------------------------------

Cardinal Health                                     6,312              217,575
------------------------------------------------------------------------------
CIGNA                                              33,750              568,687
------------------------------------------------------------------------------
Quest Diagnostics                                   4,565              236,969
------------------------------------------------------------------------------
UnitedHealth Group                                  2,116               56,286
------------------------------------------------------------------------------
                                                                     1,079,517
------------------------------------------------------------------------------

HOUSEHOLD DURABLES 1.8%
------------------------------------------------------------------------------

Black & Decker                                      4,826              201,775
------------------------------------------------------------------------------
Centex                                             25,320              269,405
------------------------------------------------------------------------------
D.R. Horton                                        28,623              202,365
------------------------------------------------------------------------------
Leggett & Platt                                    14,280              216,913
------------------------------------------------------------------------------
Lennar                                             32,752              283,960
------------------------------------------------------------------------------
Pulte Homes                                        20,112              219,824
------------------------------------------------------------------------------
Snap-on                                             6,135              241,596
------------------------------------------------------------------------------
Whirlpool                                           5,246              216,922
------------------------------------------------------------------------------
                                                                     1,852,760
------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS 0.6%
------------------------------------------------------------------------------

Colgate-Palmolive                                   5,214              357,368
------------------------------------------------------------------------------
Kimberly-Clark                                      3,696              194,927
------------------------------------------------------------------------------
                                                                       552,295
------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES 1.1%
------------------------------------------------------------------------------

3M                                                  9,400              540,876
------------------------------------------------------------------------------
Tyco International                                 27,872              602,035
------------------------------------------------------------------------------
                                                                     1,142,911
------------------------------------------------------------------------------

INSURANCE 4.9%
------------------------------------------------------------------------------

AFLAC                                              10,815              495,760
------------------------------------------------------------------------------
Allstate                                           56,683            1,856,935
------------------------------------------------------------------------------
Chubb                                               7,448              379,848
------------------------------------------------------------------------------
Marsh & McLennan                                   15,548              377,350
------------------------------------------------------------------------------



-------
See footnotes on page 22.

Portfolio of Investments
December 31, 2008

                                                 SHARES               VALUE
INSURANCE (continued)
------------------------------------------------------------------------------
MetLife                                             4,508         $    157,149
------------------------------------------------------------------------------
Progressive*                                       54,485              806,923
------------------------------------------------------------------------------
Prudential Financial                                2,527               76,467
------------------------------------------------------------------------------
Travelers                                          18,736              846,867
------------------------------------------------------------------------------
                                                                     4,997,299
------------------------------------------------------------------------------

INTERNET SOFTWARE AND SERVICES 0.4%
------------------------------------------------------------------------------

SAVVIS*                                            29,425              202,738
------------------------------------------------------------------------------
Symantec*                                          17,055              230,584
------------------------------------------------------------------------------
                                                                       433,322
------------------------------------------------------------------------------

IT SERVICES 1.4%
------------------------------------------------------------------------------

Affiliated Computer Services (Class A)*             4,949              227,407
------------------------------------------------------------------------------
Automatic Data Processing                           7,118              280,022
------------------------------------------------------------------------------
MasterCard (Class A)                                2,861              408,923
------------------------------------------------------------------------------
Paychex                                             7,169              188,401
------------------------------------------------------------------------------
Western Union                                      22,056              316,283
------------------------------------------------------------------------------
                                                                     1,421,036
------------------------------------------------------------------------------

LEISURE EQUIPMENT AND PRODUCTS 0.6%
------------------------------------------------------------------------------

Eastman Kodak                                      26,368              173,501
------------------------------------------------------------------------------
Hasbro                                              7,547              220,146
------------------------------------------------------------------------------
Mattel                                             15,146              242,336
------------------------------------------------------------------------------
                                                                       635,983
------------------------------------------------------------------------------

MACHINERY 1.4%
------------------------------------------------------------------------------

Dover                                               7,205              237,189
------------------------------------------------------------------------------
Eaton                                               4,373              217,382
------------------------------------------------------------------------------
Flowserve                                           4,249              218,823
------------------------------------------------------------------------------
Illinois Tool Works                                 7,296              255,725
------------------------------------------------------------------------------
Ingersoll-Rand (Class A)                           14,249              247,220
------------------------------------------------------------------------------
Pall                                                7,791              221,498
------------------------------------------------------------------------------
                                                                     1,397,837
------------------------------------------------------------------------------

MEDIA 2.4%
------------------------------------------------------------------------------

CBS (Class B)                                      39,912              326,879
------------------------------------------------------------------------------
Comcast (Class A)*                                 84,398            1,424,638
------------------------------------------------------------------------------
Gannett                                            27,201              217,608
------------------------------------------------------------------------------
New York Times (Class A)                           27,468              201,340
------------------------------------------------------------------------------
News Corp. (Class B)                               29,044              264,010
------------------------------------------------------------------------------
                                                                     2,434,475
------------------------------------------------------------------------------



-------
See footnotes on page 22.

Portfolio of Investments
December 31, 2008

                                                 SHARES               VALUE

METALS AND MINING 1.3%
------------------------------------------------------------------------------

AK Steel Holdings                                  28,790         $    268,323
------------------------------------------------------------------------------
Alcoa                                               4,814               54,206
------------------------------------------------------------------------------
Freeport-McMoRan Copper & Gold                      2,273               55,552
------------------------------------------------------------------------------
Nucor                                              14,620              675,444
------------------------------------------------------------------------------
US Steel                                            7,163              266,464
------------------------------------------------------------------------------
                                                                     1,319,989
------------------------------------------------------------------------------

MULTI-UTILITIES 0.2%
------------------------------------------------------------------------------

Wisconsin Energy                                    4,596              192,940
------------------------------------------------------------------------------

MULTILINE RETAIL 0.5%
------------------------------------------------------------------------------

Big Lots*                                          12,297              178,184
------------------------------------------------------------------------------
Family Dollar Stores                                6,942              180,978
------------------------------------------------------------------------------
Kohl's*                                             3,613              130,791
------------------------------------------------------------------------------
                                                                       489,953
------------------------------------------------------------------------------

OIL, GAS AND CONSUMABLE FUELS 13.1%
------------------------------------------------------------------------------

Apache                                              6,669              497,041
------------------------------------------------------------------------------
Cabot Oil & Gas                                     7,148              185,848
------------------------------------------------------------------------------
Chesapeake Energy                                  20,619              333,409
------------------------------------------------------------------------------
Chevron                                            57,292            4,237,889
------------------------------------------------------------------------------
ConocoPhillips                                     29,500            1,528,100
------------------------------------------------------------------------------
Consol Energy                                       7,246              207,091
------------------------------------------------------------------------------
El Paso                                             1,887               14,775
------------------------------------------------------------------------------
EOG Resources                                       7,526              501,081
------------------------------------------------------------------------------
Exxon Mobil                                        11,689              933,133
------------------------------------------------------------------------------
Hess                                                8,562              459,266
------------------------------------------------------------------------------
Marathon Oil                                       20,516              561,318
------------------------------------------------------------------------------
Massey Energy                                      13,763              189,792
------------------------------------------------------------------------------
Murphy Oil                                          4,618              204,808
------------------------------------------------------------------------------
Noble Energy                                        6,831              336,222
------------------------------------------------------------------------------
Occidental Petroleum                               12,200              731,878
------------------------------------------------------------------------------
Peabody Energy                                     10,757              244,722
------------------------------------------------------------------------------
Pioneer Natural Resources                          10,313              166,864
------------------------------------------------------------------------------
Range Resources Corp.                               4,996              171,812
------------------------------------------------------------------------------
Southwestern Energy                                16,904              489,709
------------------------------------------------------------------------------
Spectra Energy                                     18,039              283,934
------------------------------------------------------------------------------
Sunoco                                              5,420              235,553
------------------------------------------------------------------------------
Tesoro                                             23,795              313,380
------------------------------------------------------------------------------
Valero Energy                                      12,352              267,297
------------------------------------------------------------------------------
XTO Energy                                          5,664              199,769
------------------------------------------------------------------------------
                                                                    13,294,691
------------------------------------------------------------------------------



-------
See footnotes on page 22.

Portfolio of Investments
December 31, 2008

                                                 SHARES               VALUE

PERSONAL PRODUCTS 0.2%
------------------------------------------------------------------------------

Estee Lauder Companies (Class A)                    7,320         $    226,627
------------------------------------------------------------------------------

PHARMACEUTICALS 13.1%
------------------------------------------------------------------------------

Abbott Laboratories                                 6,628              353,736
------------------------------------------------------------------------------
Eli Lilly                                          18,537              746,485
------------------------------------------------------------------------------
Forest Laboratories*                                9,278              236,311
------------------------------------------------------------------------------
Johnson & Johnson                                  75,058            4,490,720
------------------------------------------------------------------------------
Merck                                              17,748              539,539
------------------------------------------------------------------------------
Pfizer                                            332,441            5,887,530
------------------------------------------------------------------------------
Schering-Plough                                    31,885              543,002
------------------------------------------------------------------------------
Wyeth                                              12,410              465,499
------------------------------------------------------------------------------
                                                                    13,262,822
------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS 0.5%
------------------------------------------------------------------------------

Equity Residential                                  8,007              238,769
------------------------------------------------------------------------------
Public Storage                                      3,788              301,146
------------------------------------------------------------------------------
                                                                       539,915
------------------------------------------------------------------------------

ROAD AND RAIL 4.5%
------------------------------------------------------------------------------

Burlington Northern Santa Fe                       16,711            1,265,190
------------------------------------------------------------------------------
CSX                                                24,120              783,176
------------------------------------------------------------------------------
Norfolk Southern                                   18,332              862,521
------------------------------------------------------------------------------
Ryder System                                        5,892              228,492
------------------------------------------------------------------------------
Union Pacific                                      30,128            1,440,118
------------------------------------------------------------------------------
                                                                     4,579,497
------------------------------------------------------------------------------

SEMICONDUCTORS AND SEMICONDUCTOR EQUIPMENT 3.1%
------------------------------------------------------------------------------

Altera                                             13,898              232,236
------------------------------------------------------------------------------
Intel                                             120,082            1,760,402
------------------------------------------------------------------------------
Linear Technology                                  10,335              228,610
------------------------------------------------------------------------------
LSI Logic*                                         71,557              235,423
------------------------------------------------------------------------------
Microchip Technology                               10,930              213,463
------------------------------------------------------------------------------
National Semiconductor                             18,685              188,158
------------------------------------------------------------------------------
Xilinx                                             13,507              240,695
------------------------------------------------------------------------------
                                                                     3,098,987
------------------------------------------------------------------------------

SOFTWARE 0.6%
------------------------------------------------------------------------------

BMC Software*                                       3,785              101,854
------------------------------------------------------------------------------
Compuware*                                         32,971              222,554
------------------------------------------------------------------------------
salesforce.com*                                     7,605              243,436
------------------------------------------------------------------------------
                                                                       567,844
------------------------------------------------------------------------------



-------
See footnotes on page 22.

Portfolio of Investments
December 31, 2008

                                                SHARES OR
                                             SHARES SUBJECT
                                                 TO CALL              VALUE
SPECIALTY RETAIL 5.0%
------------------------------------------------------------------------------

Abercrombie & Fitch (Class A)                       6,200         $    143,034
------------------------------------------------------------------------------
AutoNation*                                        25,484              251,782
------------------------------------------------------------------------------
AutoZone*                                           1,914              266,946
------------------------------------------------------------------------------
Bed Bath & Beyond*                                 10,196              259,182
------------------------------------------------------------------------------
Best Buy                                            9,875              277,586
------------------------------------------------------------------------------
The Gap                                            16,390              219,462
------------------------------------------------------------------------------
Home Depot                                         93,570            2,153,981
------------------------------------------------------------------------------
Limited Brands                                     23,072              231,643
------------------------------------------------------------------------------
Lowe's                                             27,373              589,067
------------------------------------------------------------------------------
RadioShack                                         21,168              252,746
------------------------------------------------------------------------------
Sherwin-Williams                                    3,450              206,137
------------------------------------------------------------------------------
Staples                                            11,529              206,600
------------------------------------------------------------------------------
                                                                     5,058,166
------------------------------------------------------------------------------

TEXTILES, APPAREL AND LUXURY GOODS 1.1%
------------------------------------------------------------------------------

Coach*                                             13,511              280,623
------------------------------------------------------------------------------
Liz Clairborne                                     83,332              216,663
------------------------------------------------------------------------------
NIKE (Class B)                                      4,007              204,357
------------------------------------------------------------------------------
Polo Ralph Lauren                                   5,022              228,049
------------------------------------------------------------------------------
VF                                                  4,070              222,914
------------------------------------------------------------------------------
                                                                     1,152,606
------------------------------------------------------------------------------

TRADING COMPANIES AND DISTRIBUTORS 0.4%
------------------------------------------------------------------------------

Fastenal                                            5,278              183,938
------------------------------------------------------------------------------
W.W. Grainger                                       2,918              230,055
------------------------------------------------------------------------------
                                                                       413,993
------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES 0.2%
------------------------------------------------------------------------------

Sprint Nextel*                                     84,763              155,116
------------------------------------------------------------------------------
TOTAL COMMON STOCKS (Cost $120,218,454)                            100,464,614
------------------------------------------------------------------------------

OPTIONS PURCHASED* 0.0%
------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT 0.0%
------------------------------------------------------------------------------

JDS Uniphase, Call expiring January 2009 at
$15                                                87,800                  878
------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES 0.0%
------------------------------------------------------------------------------

Citigroup, Call expiring January 2009 at
$30                                                49,100                  491
------------------------------------------------------------------------------

INTERNET SOFTWARE AND SERVICES 0.0%
------------------------------------------------------------------------------

Yahoo!, Call expiring January 2009 at $25         105,600                2,640
------------------------------------------------------------------------------
Yahoo!, Call expiring January 2009 at $30          48,900                  978
------------------------------------------------------------------------------
                                                                         3,618
------------------------------------------------------------------------------



-------
See footnotes on page 22.

Portfolio of Investments
December 31, 2008

                                                 SHARES,
                                             SHARES SUBJECT
                                               TO CALL OR
                                                PRINCIPAL
                                                 AMOUNT               VALUE

PHARMACEUTICALS 0.0%
------------------------------------------------------------------------------

Bristol-Myers Squibb, Call expiring January
2009 at $25                                        64,400 shs.    $     14,168
------------------------------------------------------------------------------

SEMICONDUCTORS AND SEMICONDUCTOR EQUIPMENT 0.0%
------------------------------------------------------------------------------

Marvell Technology Group, Call expiring
January 2009 at $15                                30,200                1,510
------------------------------------------------------------------------------
Marvell Technology Group, Call expiring
January 2009 at $20                                79,300                1,982
------------------------------------------------------------------------------
                                                                         3,492
------------------------------------------------------------------------------
TOTAL OPTIONS PURCHASED (Cost $1,168,949)                               22,647
------------------------------------------------------------------------------

SHORT-TERM HOLDINGS 1.2%
------------------------------------------------------------------------------

EQUITY-LINKED NOTES+ 0.2%
------------------------------------------------------------------------------

Lehman Brothers:
------------------------------------------------------------------------------
  53.51%, 9/14/2008(a)**                       $1,275,000               80,803
------------------------------------------------------------------------------
  39.5%, 10/2/2008(b)**                         1,275,000              100,049
------------------------------------------------------------------------------
Total Equity-Linked Notes (Cost $2,550,000)                            180,852
------------------------------------------------------------------------------

MONEY MARKET FUND 1.0%
------------------------------------------------------------------------------

SSgA U.S. Treasury Money Market Fund (Cost
$1,016,982)                                     1,016,982 shs.       1,016,982
------------------------------------------------------------------------------
TOTAL SHORT-TERM HOLDINGS (Cost $3,566,982)                          1,197,834
------------------------------------------------------------------------------
TOTAL INVESTMENTS (Cost $124,954,385)
100.4%                                                             101,685,095
------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES (0.4)%                                  (396,182)
------------------------------------------------------------------------------
NET ASSETS 100.0%                                                 $101,288,913
------------------------------------------------------------------------------




-------

  *  Non-income producing security.
 **  Security in default and non-income producing.
  + The security may be offered and sold only to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.
     These notes are exchangeable at maturity, based on the terms of the respective notes, for shares of common stock of a company or cash at a maturity value which is generally determined as follows:

     The principal amount of the notes plus or minus the lowest return of the companies' respective stock prices determined at maturity from the date of purchase of the notes:
           (a)  Delta Air Lines, Intel and Mylan
           (b)  Health Net, Kohl's and Prudential Financial
Industry classifications have not been audited by Deloitte & Touche LLP.



See Notes to Financial Statements.

Statement of Assets and Liabilities
December 31, 2008


ASSETS:
--------------------------------------------------------------------
Investments, at value:
--------------------------------------------------------------------
  Common stocks (cost $120,218,454)                     $100,464,614
--------------------------------------------------------------------
  Options purchased (cost $1,168,949)                         22,647
--------------------------------------------------------------------
  Short-term holdings (cost $3,566,982)                    1,197,834
--------------------------------------------------------------------
Total investments (cost $124,954,385)                    101,685,095
--------------------------------------------------------------------
Restricted cash                                               72,682
--------------------------------------------------------------------
Dividends receivable                                         158,894
--------------------------------------------------------------------
Receivable for securities sold                               126,285
--------------------------------------------------------------------
Receivable for Capital Stock sold                             52,703
--------------------------------------------------------------------
Investment in, and expenses prepaid to, shareholder
service agent                                                 31,134
--------------------------------------------------------------------
Other                                                          7,128
--------------------------------------------------------------------
TOTAL ASSETS                                             102,133,921
--------------------------------------------------------------------

LIABILITIES:
--------------------------------------------------------------------
Payable for securities purchased                             368,216
--------------------------------------------------------------------
Payable for Capital Stock repurchased                        308,174
--------------------------------------------------------------------
Management fee payable                                        55,027
--------------------------------------------------------------------
Distribution and service (12b-1) fees payable                 27,179
--------------------------------------------------------------------
Bank overdraft                                                 2,913
--------------------------------------------------------------------
Accrued expenses and other                                    83,499
--------------------------------------------------------------------
TOTAL LIABILITIES                                            845,008
--------------------------------------------------------------------
NET ASSETS                                              $101,288,913
--------------------------------------------------------------------
COMPOSITION OF NET ASSETS:
--------------------------------------------------------------------
Capital Stock, at par ($0.50 par value; 1,000,000,000
shares authorized; 16,864,763 shares outstanding):
--------------------------------------------------------------------
  Class A                                               $  7,250,363
--------------------------------------------------------------------
  Class B                                                    109,112
--------------------------------------------------------------------
  Class C                                                    586,882
--------------------------------------------------------------------
  Class I                                                    361,288
--------------------------------------------------------------------
  Class R                                                    124,736
--------------------------------------------------------------------
Additional paid-in capital                               195,830,873
--------------------------------------------------------------------
Undistributed net investment income (Note 7)                 297,174
--------------------------------------------------------------------
Accumulated net realized loss (Note 7)                   (80,002,225)
--------------------------------------------------------------------
Net unrealized depreciation of investments               (23,269,290)
--------------------------------------------------------------------
NET ASSETS                                              $101,288,913
--------------------------------------------------------------------
NET ASSET VALUE PER SHARE:
--------------------------------------------------------------------
CLASS A ($87,221,883 / 14,500,725 shares)                      $6.02
--------------------------------------------------------------------
CLASS B ($1,280,176 / 218,223 shares)                          $5.87
--------------------------------------------------------------------
CLASS C ($6,895,904 / 1,173,765 shares)                        $5.88
--------------------------------------------------------------------
CLASS I ($4,385,375 / 722,577 shares)                          $6.07
--------------------------------------------------------------------
CLASS R ($1,505,575 / 249,473 shares)                          $6.04
--------------------------------------------------------------------





-------
See Notes to Financial Statements.

Statement of Operations
For the Year Ended December 31, 2008


INVESTMENT INCOME:
---------------------------------------------------------------------
Interest                                                 $  2,949,593
---------------------------------------------------------------------
Dividends (net of foreign taxes withheld of $6,209)         2,885,755
---------------------------------------------------------------------
TOTAL INVESTMENT INCOME                                     5,835,348
---------------------------------------------------------------------
EXPENSES:
---------------------------------------------------------------------
Management fee                                              1,046,446
---------------------------------------------------------------------
Shareholder account services                                  562,799
---------------------------------------------------------------------
Distribution and service (12b-1) fees                         487,033
---------------------------------------------------------------------
Registration                                                   83,120
---------------------------------------------------------------------
Auditing and legal fees                                        68,046
---------------------------------------------------------------------
Custody and related services                                   59,590
---------------------------------------------------------------------
Shareholder reports and communications                         49,997
---------------------------------------------------------------------
Directors' fees and expenses                                   13,263
---------------------------------------------------------------------
Miscellaneous                                                  22,113
---------------------------------------------------------------------
TOTAL EXPENSES                                              2,392,407
---------------------------------------------------------------------
NET INVESTMENT INCOME                                       3,442,941
---------------------------------------------------------------------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
AND OPTIONS WRITTEN:
---------------------------------------------------------------------
Net realized loss on investments                          (78,990,456)
---------------------------------------------------------------------
Net realized gain on options written                           51,754
---------------------------------------------------------------------
Net change in unrealized depreciation of investments
and options written                                       (12,816,966)
---------------------------------------------------------------------
NET LOSS ON INVESTMENTS AND OPTIONS WRITTEN               (91,755,668)
---------------------------------------------------------------------
DECREASE IN NET ASSETS FROM OPERATIONS                   $(88,312,727)
---------------------------------------------------------------------





-------
See Notes to Financial Statements.

Statements of Changes in Net Assets



                                                   YEAR ENDED DECEMBER 31,
                                                ----------------------------
                                                     2008           2007
----------------------------------------------------------------------------
OPERATIONS:
----------------------------------------------------------------------------
Net investment income                           $   3,442,941   $  5,825,760
----------------------------------------------------------------------------
Net realized gain (loss) on investments           (78,990,456)    22,032,830
----------------------------------------------------------------------------
Net realized gain on options written                   51,754        844,246
----------------------------------------------------------------------------
Net change in unrealized depreciation of
  investments and options written                 (12,816,966)   (31,397,909)
----------------------------------------------------------------------------
DECREASE IN NET ASSETS FROM OPERATIONS            (88,312,727)    (2,695,073)
----------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
----------------------------------------------------------------------------
Net investment income:
----------------------------------------------------------------------------
  Class A                                          (2,991,828)    (5,293,316)
----------------------------------------------------------------------------
  Class B                                             (35,052)       (80,757)
----------------------------------------------------------------------------
  Class C                                            (107,099)       (69,733)
----------------------------------------------------------------------------
  Class D                                             (47,893)      (224,454)
----------------------------------------------------------------------------
  Class I                                            (153,717)      (192,584)
----------------------------------------------------------------------------
  Class R                                             (38,920)       (33,259)
----------------------------------------------------------------------------
Total                                              (3,374,509)    (5,894,103)
----------------------------------------------------------------------------
Net realized short-term gain on investments:
----------------------------------------------------------------------------
  Class A                                            (426,134)    (8,459,565)
----------------------------------------------------------------------------
  Class B                                              (7,270)      (171,538)
----------------------------------------------------------------------------
  Class C                                             (34,019)      (158,713)
----------------------------------------------------------------------------
  Class D                                                  --       (521,573)
----------------------------------------------------------------------------
  Class I                                             (17,622)      (289,115)
----------------------------------------------------------------------------
  Class R                                              (6,579)       (85,867)
----------------------------------------------------------------------------
Total                                                (491,624)    (9,686,371)
----------------------------------------------------------------------------
Net realized long-term gain on investments:
----------------------------------------------------------------------------
  Class A                                          (3,926,523)    (9,265,435)
----------------------------------------------------------------------------
  Class B                                             (66,987)      (202,937)
----------------------------------------------------------------------------
  Class C                                            (313,464)      (177,264)
----------------------------------------------------------------------------
  Class D                                                  --       (580,598)
----------------------------------------------------------------------------
  Class I                                            (162,368)      (298,791)
----------------------------------------------------------------------------
  Class R                                             (60,620)       (95,532)
----------------------------------------------------------------------------
Total                                              (4,529,962)   (10,620,557)
----------------------------------------------------------------------------
DECREASE IN NET ASSETS FROM DISTRIBUTIONS          (8,396,095)   (26,201,031)
----------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS:
----------------------------------------------------------------------------
Net proceeds from sales of shares                   6,758,776      9,272,400
----------------------------------------------------------------------------
Investment of dividends                             2,278,987      3,824,632
----------------------------------------------------------------------------
Exchanged from associated funds                     1,231,676      1,716,566
----------------------------------------------------------------------------
Investment of gain distribution                     3,859,786     15,372,224
----------------------------------------------------------------------------
Total                                              14,129,225     30,185,822
----------------------------------------------------------------------------
Cost of shares repurchased                        (24,744,390)   (39,161,240)
----------------------------------------------------------------------------
Exchanged into associated funds                    (2,382,182)    (2,044,222)
----------------------------------------------------------------------------
Total                                             (27,126,572)   (41,205,462)
----------------------------------------------------------------------------
DECREASE IN NET ASSETS FROM CAPITAL SHARE
TRANSACTIONS                                      (12,997,347)   (11,019,640)
----------------------------------------------------------------------------
PROCEEDS FROM REGULATORY SETTLEMENT (NOTE 10)         209,621             --
----------------------------------------------------------------------------
DECREASE IN NET ASSETS                           (109,496,548)   (39,915,744)
----------------------------------------------------------------------------
NET ASSETS:
----------------------------------------------------------------------------
Beginning of year                                 210,785,461    250,701,205
----------------------------------------------------------------------------
END OF YEAR (including undistributed net
investment income of $297,174 and $21,190,
respectively)                                   $ 101,288,913   $210,785,461
----------------------------------------------------------------------------





-------
See Notes to Financial Statements.

Notes to Financial Statements

1. ORGANIZATION AND MULTIPLE CLASSES OF SHARES -- Seligman Common Stock Fund, Inc. (the "Fund") is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company (Note 13). The Fund offers the following five classes of shares:

  Class A shares are sold with an initial sales charge of up to 5.75% (4.75% prior to January 7, 2008) and are subject to a continuing service fee of up to 0.25% on an annual basis. Class A shares purchased in an amount of $1,000,000 or more are sold without an initial sales charge but are subject to a contingent deferred sales charge ("CDSC") of 1% on redemptions made within 18 months of purchase. Effective January 7, 2008, eligible employee benefit plans which have at least $2,000,000 in plan assets may purchase Class A shares at net asset value, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

  Class B shares are sold without an initial sales charge but are subject to a distribution fee of 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 5% on redemptions made in the first year of purchase, declining to 1% in the sixth year and 0% thereafter. Class B shares will automatically convert to Class A shares approximately eight years after their date of purchase. If Class B shares of the Fund are exchanged for Class B shares of another Seligman mutual fund, the holding period of the shares exchanged will be added to the holding period of the shares acquired, both for determining the applicable CDSC and the conversion of Class B shares to Class A shares.

  Class C shares are sold without an initial sales charge but are subject to a distribution fee of up to 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% imposed on redemptions made within one year of purchase.

  The Board of Directors of the Fund approved the automatic conversion of all of the Fund's outstanding Class D shares to Class C shares at their relative net asset values. The conversion was implemented on May 16, 2008. Effective at the close of business on May 16, 2008, the Fund no longer offers Class D shares. The conversion did not affect individual shareholder account values.

  Class I shares are offered to certain institutional clients and other investors, as described in the Fund's Class I shares prospectus. Class I shares are sold without any sales charges and are not subject to distribution or service fees.

  Class R shares are offered to certain employee benefit plans and are not available to all investors. They are sold without an initial sales charge, but are subject to a distribution fee of up to 0.25% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% on redemptions made within one year of a plan's initial purchase of Class R shares.

  All classes of shares represent interests in the same portfolio of investments, have the same rights and are generally identical in all respects except that each class bears its own class-specific expenses, and has exclusive voting rights with respect to any matter on which a separate vote of any class is required.

2. SIGNIFICANT ACCOUNTING POLICIES -- The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which require management to make certain estimates and assumptions at the date of the financial statements. Actual results may differ from these estimates. The following summarizes the significant accounting policies of the Fund:

  A. SECURITY VALUATION AND RISK -- Securities traded on an exchange are valued at the last sales price on the primary exchange or market on which they are traded. Securities not listed on an exchange or security market, or securities for which there is no last sales price, are valued at the mean of the most recent bid and asked prices or are valued by RiverSource Investments, LLC

Notes to Financial Statements


     ("RiverSource" or the "Manager") based on quotations provided by primary market makers in such securities. Securities for which market quotations are not readily available (or are otherwise no longer valid or reliable) are valued at fair value determined in accordance with procedures approved by the Board of Directors. This can occur in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts, and extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security.

    Short-term holdings maturing in 60 days or less are valued at current market quotations or amortized cost if the Fund's Manager believes it approximates fair value. Short-term holdings that mature in more than 60 days are valued at current market quotations until the 60th day prior to maturity and are then valued as described above for securities maturing in 60 days or less. Investments in money market funds are valued at net asset value.

    On January 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements." SFAS 157 establishes a three-tier hierarchy to classify the assumptions, referred to as inputs, used in valuation techniques (as described above) to measure fair value of the Fund's investments. These inputs are summarized in three broad levels: Level 1 -- quoted prices in active markets for identical investments; Level 2 -- other significant observable inputs (including quoted prices in inactive markets or for similar investments); and Level
    3 -- significant unobservable inputs (including the Fund's own assumptions in determining fair value) (Note 3). Observable inputs are those based on market data obtained from sources independent of the Fund, and unobservable inputs reflect the Fund's own assumptions based on the best information available. The inputs or methodology used for valuing securities may not be an indication of the risk associated with investing in those securities.

    To the extent that the Fund invests a substantial percentage of its assets in an industry, the Fund's performance may be negatively affected if that industry falls out of favor. Stocks of large-capitalization companies have at times experienced periods of volatility and negative performance. During such periods, the value of such stocks may decline and the Fund's performance may be negatively affected.

  B. EQUITY-LINKED NOTES -- The Fund may purchase notes created by a counterparty, typically an investment bank. The notes bear interest at a fixed or floating rate. At maturity, the notes must be exchanged for an amount based on the value of one or more equity securities ("Underlying Stocks") of third party issuers. The exchange value may be limited to an amount less than the actual value of the Underlying Stocks at the maturity date. Any difference between the exchange amount and the original cost of the notes will be a gain or loss.

  C. OPTIONS -- The Fund is authorized to write and purchase put and call options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received). The Fund, as writer of an option, bears the market risk of an unfavorable change in the price of the security underlying the written option. Written and purchased options are non-income producing investments.

Notes to Financial Statements

  D. RESTRICTED CASH -- Restricted cash represents deposits that are being held by banks as collateral for letters of credit issued in connection with the Fund's insurance policies.

  E. MULTIPLE CLASS ALLOCATIONS -- All income, expenses (other than class-specific expenses), and realized and unrealized gains or losses are allocated daily to each class of shares based upon the relative value of shares of each class. Class-specific expenses, which include distribution and service (12b-1) fees and any other items that are specifically attributable to a particular class, are charged directly to such class. For the year ended December 31, 2008, distribution and service (12b-1) fees, shareholder account services and registration expenses were class-specific expenses.

  F. SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME -- Investment transactions are recorded on trade dates. Identified cost of investments sold is used for both financial reporting and federal income tax purposes. Dividends receivable are recorded on ex-dividend dates, except that certain dividends from foreign securities where the ex-dividend dates may have passed are recorded as soon as the Fund is informed of the dividend. Interest income is recorded on an accrual basis.

  G. DISTRIBUTIONS TO SHAREHOLDERS -- Dividends and distributions to shareholders are recorded on ex-dividend dates.

  H. TAXES -- There is no provision for federal income tax. The Fund has elected to be taxed as a regulated investment company and intends to distribute substantially all taxable net income and net gain realized.

    Financial Accounting Standards Board ("FASB") Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109," requires the Fund to measure and recognize in its financial statements the benefit of a tax position taken (or expected to be taken) on an income tax return if such position will more likely than not be sustained upon examination based on the technical merits of the position. The Fund files income tax returns in the US Federal jurisdiction, as well as the New York State and New York City jurisdictions. Based upon its review of tax positions for the Fund's open tax years of 2005-2008 in these jurisdictions, the Fund has determined that FIN 48 did not have a material impact on the Fund's financial statements for the year ended December 31, 2008.

3. FAIR VALUE MEASUREMENTS -- A summary of the value of the Fund's investments as of December 31, 2008, based on the level of inputs used in accordance with SFAS 157 (Note 2a), is as follows:

   VALUATION INPUTS                                          VALUE
   ------------------------------------------------------------------
   Level 1 -- Quoted Prices in Active Markets for
     Identical Investments                               $101,504,243
   ------------------------------------------------------------------
   Level 2 -- Other Significant Observable Inputs             180,852
   ------------------------------------------------------------------
   Level 3 -- Significant Unobservable Inputs                      --
   ------------------------------------------------------------------
   Total                                                 $101,685,095
   ------------------------------------------------------------------



4. MANAGEMENT AND DISTRIBUTION SERVICES, AND OTHER RELATED-PARTY
   TRANSACTIONS --

  A. MANAGEMENT AND ADMINISTRATIVE SERVICES -- On November 7, 2008, RiverSource, investment manager to the RiverSource complex of funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("JWS"). With the Acquisition completed and shareholders of the Fund having previously approved (at a Special Meeting held earlier in November 2008) a new Investment Management Services Agreement between RiverSource and the Fund, RiverSource is the new investment manager of the Fund effective November 7, 2008.

Notes to Financial Statements

    The Manager receives a fee (and, prior to November 7, 2008, JWS received a fee), calculated daily and payable monthly, equal to 0.65% per annum of the first $1 billion of the Fund's average daily net assets, 0.60% per annum of the next $1 billion of the Fund's average daily net assets, and 0.55% per annum of the Fund's average daily net assets in excess of $2 billion. The management fee reflected in the Statement of Operations represents 0.65% per annum of the Fund's average daily net assets. For the year ended December 31, 2008, RiverSource received $97,946 of such fee and the balance was paid to JWS.

    Under an Administrative Services Agreement, effective November 7, 2008, Ameriprise administers certain aspects of the Fund's business and other affairs at no cost. Ameriprise provides the Fund with office space, and certain administrative and other services and executive and other personnel as are necessary for Fund operations. Ameriprise pays all of the compensation of Board members of the Fund who are employees or consultants of RiverSource and of the officers and other personnel of the Fund. Ameriprise reserves the right to seek Board approval to increase the fees payable by the Fund under the Administrative Services Agreement. However, Ameriprise anticipates that any such increase in fees would be offset by corresponding decreases in advisory fees under the Investment Management Services Agreement. If an increase in fees under the Administrative Services Agreement would not be offset by corresponding decreases in advisory fees, the Fund will inform shareholders prior to the effectiveness of such increase. Prior to November 7, 2008, administrative services were provided to the Fund by JWS as part of its former management agreement with the Fund.

  B. DISTRIBUTION SERVICES -- For the year ended December 31, 2008, RiverSource Fund Distributors, Inc. (formerly Seligman Advisors, Inc.) (the "Distributor"), agent for the distribution of the Fund's shares and an affiliate of the Manager, received commissions and concessions of $3,252 from sales of Class A shares. Commissions of $14,175 were also paid to dealers for sales of Class A shares.

    The Fund has an Administration, Shareholder Services and Distribution Plan (the "Plan") with respect to distribution of its shares. Under the Plan, with respect to Class A shares, service organizations can enter into agreements with the Distributor and receive a continuing fee of up to 0.25% on an annual basis, payable monthly, of the average daily net assets of the Class A shares attributable to the particular service organizations for providing personal services and/or the maintenance of shareholder accounts. The Distributor charges such fees to the Fund pursuant to the Plan. For the year ended December 31, 2008, fees incurred under the Plan aggregated $341,378, or 0.24% per annum of the average daily net assets of Class A shares.

    Under the Plan, with respect to Class B shares, Class C shares, Class D shares (only through May 16, 2008), and Class R shares, service organizations can enter into agreements with the Distributor and receive a continuing fee for providing personal services and/or the maintenance of shareholder accounts of up to 0.25% on an annual basis of the average daily net assets of the Class B, Class C, Class D, and Class R shares for which the organizations are responsible; and, for Class C, Class D and Class R shares, fees for providing other distribution assistance of up to 0.75% (0.25%, in the case of Class R shares) on an annual basis of such average daily net assets. Such fees are paid monthly by the Fund to the Distributor pursuant to the Plan.

    For the year ended December 31, 2008, fees incurred under the Plan, equivalent to 1% per annum of the average daily net assets of Class B, Class C, and Class D shares, and 0.50% per annum of the average daily net assets of Class R shares, amounted to $24,726, $72,347, $38,153, and $10,429, respectively.

    The Distributor and RiverSource Services, Inc. (formerly Seligman Services, Inc.), also an affiliate of the Manager, are eligible to receive distribution and service (12b-1) fees pursuant to the Plan.

Notes to Financial Statements


    For the year ended December 31, 2008, the Distributor and RiverSource Services, Inc. received distribution and service (12b-1) fees of $78,425.

    The Distributor is entitled to retain any CDSC imposed on certain redemptions of Class A, Class C, Class D, and Class R shares. For the year ended December 31, 2008, such charges amounted to $1,252. The Distributor has sold to third parties its rights to collect any CDSC imposed on redemptions of Class B shares.

  C. TRANSFER AGENT AND SHAREHOLDER SERVICES -- For the year ended December 31, 2008, Seligman Data Corp., which is owned by the Fund and certain associated investment companies, charged the Fund at cost $562,799 for shareholder account services in accordance with a methodology approved by the Fund's directors. Class I shares receive more limited shareholder services than the Fund's other classes of shares (the "Retail Classes"). Seligman Data Corp. does not allocate to Class I the costs of any of its departments that do not provide services to the Class I shareholders.

    Costs of Seligman Data Corp. directly attributable to the Retail Classes of the Fund were charged to those classes in proportion to their relative net asset values. Costs directly attributable to Class I shares were charged to Class I. The remaining charges were allocated to the Retail Classes and Class I by Seligman Data Corp. pursuant to a formula based on their net assets, shareholder transaction volumes and number of shareholder accounts.

    The Fund and certain other associated investment companies (together, the "Guarantors") have severally but not jointly guaranteed the performance and observance of all the terms and conditions of a lease entered into by Seligman Data Corp., including the payment of rent by Seligman Data Corp. (the "Guaranty"). The lease and the related Guaranty expire in January 2019. The obligation of the Fund to pay any amount due under the Guaranty is limited to a specified percentage of the full amount, which generally is based on the Fund's percentage of the expenses billed by Seligman Data Corp. to all Guarantors in the preceding calendar quarter. As of December 31, 2008, the Fund's potential obligation under the Guaranty is $242,800. As of December 31, 2008, no event has occurred which would result in the Fund becoming liable to make any payment under the Guaranty. A portion of the rent paid by Seligman Data Corp. is charged to the Fund as part of Seligman Data Corp.'s shareholder account services cost.

    As of December 31, 2008, the Fund's investment in Seligman Data Corp. is recorded at a cost of $22,506.

    The Fund's Board has approved RiverSource Service Corporation ("RSC") as the Fund's new transfer and shareholder service agent, and the termination of the Fund's relationship with Seligman Data Corp., effective on or about May 9, 2009. RSC is an affiliate of RiverSource. The fees and expenses expected to be charged to the Fund by RSC are generally lower than the fees and expenses charged by Seligman Data Corp. Nevertheless, as a result of the termination of the relationship with Seligman Data Corp., the Fund will incur certain non-recurring charges, including charges relating to Seligman Data Corp.'s leases, that would in the aggregate approximate 0.16% of the Fund's net assets as of January 23, 2009 (the "Non-Recurring Charges"). These Non-Recurring Charges will be incurred over a period of several months beginning January 28, 2009. Fund shareholders would bear their proportionate share of the Fund's expenses, including the Non-Recurring Charges.

  D. DIRECTORS' FEES AND EXPENSES -- Directors' fees and expenses includes the compensation of Board members who are not employees of RiverSource and the Fund's proportionate share of certain expenses of a company providing limited administrative services to the Fund and the other Seligman and RiverSource Funds. These expenses include boardroom and office expense,

Notes to Financial Statements


     employee compensation, employee health and retirement benefits and certain other expenses. For the period from November 7, 2008 through December 31, 2008, the Fund paid $60 to this company for such services.

    The Fund has a compensation arrangement under which directors who receive fees may elect to defer receiving such fees. Directors may elect to have their deferred fees accrue interest or earn a return based on the performance of the Fund or other funds in the Seligman and RiverSource Groups of Investment Companies. The cost of such fees and earnings/loss accrued thereon is included in directors' fees and expenses and the accumulated balance thereof at December 31, 2008, of $1,638 is included in accrued expenses and other liabilities. Deferred fees and related accrued earnings are not deductible by the Fund for federal income tax purposes until such amounts are paid.

  Certain officers and directors of the Fund are officers or directors of the Manager, Ameriprise, the Distributor, RiverSource Services, Inc., RSC, and/or Seligman Data Corp.

5. COMMITTED LINE OF CREDIT -- The Fund is a participant in a joint $200 million committed line of credit that is shared by substantially all open-end funds in the Seligman Group of Investment Companies. The directors have currently limited the Fund's borrowings to 10% of its net assets. Borrowings pursuant to the credit facility are subject to interest at a rate equal to the overnight federal funds rate plus 0.50%. The Fund incurs a commitment fee of 0.12% per annum on its share of the unused portion of the credit facility. The credit facility may be drawn upon only for temporary purposes and is subject to certain other customary restrictions. The credit facility commitment expires in June 2009, but is renewable annually with the consent of the participating banks. For the year ended December 31, 2008, the Fund did not borrow from the credit facility.

6. PURCHASES AND SALES OF SECURITIES -- Purchases and sales of portfolio securities, excluding short-term investments, for the year ended December 31, 2008, amounted to $194,120,652 and $203,742,084, respectively.

7. FEDERAL TAX INFORMATION -- Certain components of income, expense and realized capital gain and loss are recognized at different times or have a different character for federal income tax purposes and for financial reporting purposes. Where such differences are permanent in nature, they are reclassified in the components of net assets based on their characterization for federal income tax purposes. Any such reclassifications will have no effect on net assets, results of operations or net asset value per share of the Fund. As a result of the differences described above, the treatment for financial reporting purposes of distributions made during the year from net investment income or net realized gains may differ from their treatment for federal income tax purposes. Further, the cost of investments also can differ for federal income tax purposes.

  At December 31, 2008, the cost of investments for federal income tax purposes was $125,682,074. The tax basis cost was greater than the cost for financial reporting purposes due to the tax deferral of losses on wash sales of $767,660, which is partially offset by the tax deferral of gains on limited partnerships of $39,971.

Notes to Financial Statements

  The tax basis components of accumulated losses at December 31, 2008 are presented below.

   Gross unrealized appreciation of portfolio
     securities                                          $   4,084,047
   -------------------------------------------------------------------
   Gross unrealized depreciation of portfolio
   securities                                              (28,081,026)
   -------------------------------------------------------------------
   Net unrealized depreciation of portfolio securities     (23,996,979)
   -------------------------------------------------------------------
   Undistributed ordinary income                               198,051
   -------------------------------------------------------------------
   Capital loss carryforward                               (18,820,220)
   -------------------------------------------------------------------
   Timing differences (post-October losses)                (60,409,401)
   -------------------------------------------------------------------
   Total accumulated losses                              $(103,028,549)
   -------------------------------------------------------------------




  At December 31, 2008, the Fund had a capital loss carryforward for federal income tax purposes of $18,820,220, all of which expires in 2016 and is available for offset against future taxable net capital gains. Accordingly, no capital gain distributions are expected to be paid to shareholders until net capital gains have been realized in excess of the available capital loss carryforward. There is no assurance that the Fund will be able to utilize all of its capital loss carryforward before it expires.

  In addition, from November 1, 2008 through December 31, 2008, the Fund incurred $60,409,401 of net realized capital losses. As permitted by tax regulations, the Fund intends to elect to defer these losses and treat them as arising in the fiscal year ended December 31, 2009. These losses will be available to offset future taxable net gains.

8. OPTIONS WRITTEN -- Transactions in options written during the year ended December 31, 2008, were as follows:

                                                  SHARES SUBJECT
                                                      TO CALL     PREMIUMS
   -----------------------------------------------------------------------
   Options outstanding, December 31, 2007                  --     $     --
   -----------------------------------------------------------------------
   Options written                                     64,300       63,430
   -----------------------------------------------------------------------
   Options expired                                    (60,100)     (51,754)
   -----------------------------------------------------------------------
   Options exercised                                   (4,200)     (11,676)
   -----------------------------------------------------------------------
   Options outstanding, December 31, 2008                  --     $     --
   -----------------------------------------------------------------------



9. CAPITAL SHARE TRANSACTIONS -- Transactions in shares of Capital Stock were as follows:


                                                 YEAR ENDED DECEMBER 31,
                                   --------------------------------------------------
                                             2008                      2007
   ----------------------------------------------------------------------------------

   CLASS A                             SHARES        AMOUNT      SHARES        AMOUNT
   ----------------------------------------------------------------------------------------
   Net proceeds from sales of
     shares                           213,538  $  1,699,273     194,974  $  2,562,851
   ----------------------------------------------------------------------------------------
   Investment of dividends            212,577     1,908,482     253,765     3,288,401
   ----------------------------------------------------------------------------------------
   Exchanged from associated
   funds                               99,660       860,251      67,798       902,296
   ----------------------------------------------------------------------------------------
   Converted from Class B*             85,010       814,533      90,142     1,192,556
   ----------------------------------------------------------------------------------------
   Investment of gain
   distribution                       346,649     3,209,972   1,035,053    12,902,409
   ----------------------------------------------------------------------------------------
   Total                              957,434     8,492,511   1,641,732    20,848,513
   ----------------------------------------------------------------------------------------
   Cost of shares repurchased      (2,246,839)  (19,151,497) (2,329,652)  (31,051,541)
   ----------------------------------------------------------------------------------------
   Exchanged into associated
   funds                             (245,247)   (1,923,819)   (104,428)   (1,359,094)
   ----------------------------------------------------------------------------------------
   Total                           (2,492,086)  (21,075,316) (2,434,080)  (32,410,635)
   ----------------------------------------------------------------------------------------
   Decrease                        (1,534,652) $(12,582,805)   (792,348) $(11,562,122)
   ----------------------------------------------------------------------------------------

     -------
     See footnotes on page 34.

Notes to Financial Statements

                                                 YEAR ENDED DECEMBER 31,
                                   --------------------------------------------------
                                             2008+                     2007
   ----------------------------------------------------------------------------------------
   CLASS B                             SHARES        AMOUNT      SHARES           AMOUNT
   ----------------------------------------------------------------------------------------
   Net proceeds from sales of
     shares                            15,838  $    128,998      23,644  $    302,735
   ----------------------------------------------------------------------------------------
   Investment of dividends              3,464        31,142       5,423        68,978
   ----------------------------------------------------------------------------------------
   Exchanged from associated
   funds                                6,787        58,822      43,908       523,464
   ----------------------------------------------------------------------------------------
   Investment of gain
   distribution                         7,587        68,511      27,525       336,428
   ----------------------------------------------------------------------------------------
   Total                               33,676       287,473     100,500     1,231,605
   ----------------------------------------------------------------------------------------
   Cost of shares repurchased         (57,688)     (468,429)   (115,603)   (1,506,990)
   ----------------------------------------------------------------------------------------
   Exchanged into associated
   funds                               (9,293)      (73,428)    (28,316)     (352,012)
   ----------------------------------------------------------------------------------------
   Converted to Class A*              (87,341)     (814,533)    (92,275)   (1,192,556)
   ----------------------------------------------------------------------------------------
   Total                             (154,322)   (1,356,390)   (236,194)   (3,051,558)
   ----------------------------------------------------------------------------------------
   Decrease                          (120,646) $ (1,068,917)   (135,694) $ (1,819,953)
   ----------------------------------------------------------------------------------------

   CLASS C                             SHARES        AMOUNT      SHARES        AMOUNT
   ----------------------------------------------------------------------------------------
   Net proceeds from sales of
     shares                           117,534  $    910,222       7,340  $     95,107
   ----------------------------------------------------------------------------------------
   Investment of dividends             11,949       101,494       4,901        62,054
   ----------------------------------------------------------------------------------------
   Exchanged from associated
   funds                               30,867       223,321       9,370       120,650
   ----------------------------------------------------------------------------------------
   Converted from Class D**           970,012    10,243,323          --            --
   ----------------------------------------------------------------------------------------
   Investment of gain
   distribution                        36,959       334,114      25,387       309,282
   ----------------------------------------------------------------------------------------
   Total                            1,167,321    11,812,474      46,998       587,093
   ----------------------------------------------------------------------------------------
   Cost of shares repurchased        (261,629)   (2,165,324)    (74,545)     (981,174)
   ----------------------------------------------------------------------------------------
   Exchanged into associated
   funds                              (37,194)     (268,071)     (9,385)     (120,127)
   ----------------------------------------------------------------------------------------
   Total                             (298,823)   (2,433,395)    (83,930)   (1,101,301)
   ----------------------------------------------------------------------------------------
   Increase (decrease)                868,498  $  9,379,079     (36,932) $   (514,208)
   ----------------------------------------------------------------------------------------

   CLASS D                             SHARES        AMOUNT      SHARES        AMOUNT
   ----------------------------------------------------------------------------------------

   Net proceeds from sales of
     shares                           109,904  $  1,129,972     162,959  $  2,111,477
   ----------------------------------------------------------------------------------------
   Investment of dividends              4,550        45,232      15,146       193,072
   ----------------------------------------------------------------------------------------
   Exchanged from associated
   funds                                7,151        73,491      13,023       166,580
   ----------------------------------------------------------------------------------------
   Investment of gain
   distribution                            --            --      86,663     1,054,800
   ----------------------------------------------------------------------------------------
   Total                              121,605     1,248,695     277,791     3,525,929
   ----------------------------------------------------------------------------------------
   Cost of shares repurchased        (143,009)   (1,441,922)   (320,391)   (4,166,341)
   ----------------------------------------------------------------------------------------
   Exchanged into associated
   funds                              (10,443)     (106,809)    (16,848)     (212,989)
   ----------------------------------------------------------------------------------------
   Converted to Class C**            (970,012)  (10,243,323)         --            --
   ----------------------------------------------------------------------------------------
   Total                           (1,123,464)  (11,792,054)   (337,239)   (4,379,330)
   ----------------------------------------------------------------------------------------
   Decrease                        (1,001,859) $(10,543,359)    (59,448) $   (853,401)
   ----------------------------------------------------------------------------------------

     -------
     See footnotes on page 34.

Notes to Financial Statements

                                                 YEAR ENDED DECEMBER 31,
                                   --------------------------------------------------
                                             2008                      2007
   ----------------------------------------------------------------------------------------
   CLASS I                             SHARES        AMOUNT      SHARES           AMOUNT
   ----------------------------------------------------------------------------------------
   Net proceeds from sales of
     shares                           206,695  $  1,703,090     118,049  $  1,530,621
   ----------------------------------------------------------------------------------------
   Investment of dividends             17,321       153,717      14,798       192,584
   ----------------------------------------------------------------------------------------
   Investment of gain
   distribution                        19,271       179,990      46,978       587,906
   ----------------------------------------------------------------------------------------
   Total                              243,287     2,036,797     179,825     2,311,111
   ----------------------------------------------------------------------------------------
   Cost of shares repurchased        (112,062)     (829,119)    (38,578)     (508,773)
   ----------------------------------------------------------------------------------------
   Increase                           131,225  $  1,207,678     141,247  $  1,802,338
   ----------------------------------------------------------------------------------------

   CLASS R                             SHARES        AMOUNT      SHARES        AMOUNT
   ----------------------------------------------------------------------------------------
   Net proceeds from sales of
     shares                           133,420  $  1,187,221     194,890  $  2,669,609
   ----------------------------------------------------------------------------------------
   Investment of dividends              4,320        38,920       1,415        19,543
   ----------------------------------------------------------------------------------------
   Exchanged from associated
   funds                                1,561        15,791         273         3,576
   ----------------------------------------------------------------------------------------
   Investment of gain
   distribution                         7,234        67,199      14,538       181,399
   ----------------------------------------------------------------------------------------
   Total                              146,535     1,309,131     211,116     2,874,127
   ----------------------------------------------------------------------------------------
   Cost of shares repurchased         (81,527)     (688,099)    (70,987)     (946,421)
   ----------------------------------------------------------------------------------------
   Exchanged into associated
   funds                               (1,457)      (10,055)         --            --
   ----------------------------------------------------------------------------------------
   Total                              (82,984)     (698,154)    (70,987)     (946,421)
   ----------------------------------------------------------------------------------------
   Increase                            63,551  $    610,977     140,129  $  1,927,706
   ----------------------------------------------------------------------------------------



  --------

       * Automatic conversion of Class B shares to Class A shares approximately eight years after their initial purchase date.
      ** Effective May 16, 2008, Class D shares were converted to Class C shares.
       + January 1, 2008 to May 16, 2008, in the case of Class D shares.

10. PROCEEDS FROM REGULATORY SETTLEMENT -- In June 2008, as a result of a settlement of an administrative proceeding brought by the SEC against an unaffiliated third party relating to market timing and/or late trading of mutual funds, the Fund received $209,621, which represented the Fund's portion of the proceeds from the settlement (the Fund was not a party to the proceeding). The proceeds received by the Fund were recorded as an increase to additional paid-in capital.

11. OTHER MATTERS -- In late 2003, JWS conducted an extensive internal review concerning mutual fund trading practices. JWS's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by JWS (the "Seligman Funds"); this arrangement was in the process of being closed down by JWS before September 2003. JWS identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, JWS, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. JWS also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York ("NYAG").

  In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against JWS and the Distributor relating to frequent trading in the Seligman Funds. JWS responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that JWS had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

  In September 2006, the NYAG commenced a civil action in New York State Supreme Court against JWS, the Distributor, Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by JWS is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by JWS to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

  Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by JWS and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of JWS, RiverSource Investments, LLC ("RiverSource") and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies, including those funds in the RiverSource complex.

  Neither JWS nor RiverSource believes that the foregoing legal action or other possible actions will have a material adverse impact on JWS, RiverSource or their current and former clients, including the Seligman Funds and other investment companies managed by RiverSource; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

12. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT -- In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. As of December 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

13. SUBSEQUENT EVENTS -- On January 8, 2009, the Fund's Board approved in principle the merger of the Fund into RiverSource Disciplined Equity Fund. The completion of the merger is subject to approval by shareholders of the Fund. It is currently anticipated that proxy materials regarding the merger will be distributed to shareholders of the Fund during the first or second quarter of 2009, and that a special meeting of shareholders to consider such merger will be scheduled for the second quarter of 2009.

Financial Highlights

The tables below are intended to help you understand each Class's financial performance for the periods presented. Certain information reflects financial results for a single share of a Class that was held throughout the periods shown. Per share amounts are calculated using average shares outstanding during the period. Total return shows the rate that you would have earned (or lost) on an investment in each Class, assuming you reinvested all your dividend and capital gain distributions, if any. Total returns do not reflect any sales charges or transaction costs on your investment or taxes investors may incur on distributions or on the redemption of shares, and are not annualized for periods of less than one year.

CLASS A
----------------------------------------------------------------------------------------------
                                                      YEAR ENDED DECEMBER 31,
                                    ----------------------------------------------------------
                                        2008        2007      2006      2005      2004
----------------------------------------------------------------------------------------------
PER SHARE DATA:
----------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR      $11.44      $13.08    $11.67    $11.58    $10.42
----------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
----------------------------------------------------------------------------------------------
Net investment income                     0.20        0.33      0.09      0.06      0.07
----------------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments, options
written and foreign currency
transactions                             (5.14)      (0.49)     1.80      0.09      1.16
----------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS         (4.94)      (0.16)     1.89      0.15      1.23
----------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
----------------------------------------------------------------------------------------------
Dividends from net investment
  income                                 (0.20)      (0.33)    (0.09)    (0.06)    (0.07)
----------------------------------------------------------------------------------------------
Distributions from net realized
capital gain                             (0.29)      (1.15)    (0.39)       --        --
----------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                      (0.49)      (1.48)    (0.48)    (0.06)    (0.07)
----------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY
SETTLEMENT                                0.01(1)       --        --        --        --
----------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR             $6.02      $11.44    $13.08    $11.67    $11.58
----------------------------------------------------------------------------------------------
TOTAL RETURN                            (44.56)%(1)  (1.84)%   16.23%     1.26%    11.82%#
----------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
----------------------------------------------------------------------------------------------
Net assets, end of year (000s                      $183,4-   $220,1-   $223,8-   $264,1-
omitted)                               $87,222          49        52        00        42
----------------------------------------------------------------------------------------------
Ratio of expenses to average net
  assets                                  1.44%       1.33%     1.33%     1.29%     1.28%
----------------------------------------------------------------------------------------------
Ratio of net investment income to
average
net assets                                2.18%       2.47%     0.71%     0.50%     0.66%
----------------------------------------------------------------------------------------------
Portfolio turnover rate                 129.09%     119.23%    93.45%    68.31%    43.50%
----------------------------------------------------------------------------------------------



-------
See footnotes on page 41.

Financial Highlights

CLASS B
------------------------------------------------------------------------------------------------
                                                       YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------------
                                        2008        2007      2006      2005       2004
------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR     $11.17      $12.79     $11.43    $11.37     $10.25
------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
------------------------------------------------------------------------------------------------
Net investment income (loss)             0.13        0.22      (0.01)    (0.03)     (0.01)
------------------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments,
options written and foreign
currency transactions                   (5.03)      (0.46)      1.76      0.09       1.13
------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS        (4.90)      (0.24)      1.75      0.06       1.12
------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------
Dividends from net investment
income                                  (0.12)      (0.22)        --        --         --
------------------------------------------------------------------------------------------------
Dividends in excess of net
investment income                          --       (0.01)        --        --         --
------------------------------------------------------------------------------------------------
Distributions from net realized
capital gain                            (0.29)      (1.15)     (0.39)       --         --
------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                     (0.41)      (1.38)     (0.39)       --         --
------------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY
SETTLEMENT                               0.01(1)       --         --        --         --
------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR            $5.87      $11.17     $12.79    $11.43     $11.37
------------------------------------------------------------------------------------------------
TOTAL RETURN                           (45.02)%(1)  (2.54)%    15.38%     0.53%     10.93%#
------------------------------------------------------------------------------------------------

RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------
Net assets, end of year (000s
omitted)                               $1,280      $3,784     $6,068    $9,049    $13,581
------------------------------------------------------------------------------------------------
Ratio of expenses to average net
assets                                   2.20%       2.08%      2.08%     2.05%      2.04%
------------------------------------------------------------------------------------------------
Ratio of net investment income
(loss) to average
net assets                               1.42%       1.72%     (0.04)%   (0.26)%    (0.10)%
------------------------------------------------------------------------------------------------
Portfolio turnover rate                129.09%     119.23%     93.45%    68.31%     43.50%
------------------------------------------------------------------------------------------------



-------
See footnotes on page 41.

Financial Highlights

CLASS C
------------------------------------------------------------------------------------------------
                                                    YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------
                                        2008        2007      2006      2005       2004
------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR     $11.18      $12.80    $11.44    $11.38     $10.26
------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
------------------------------------------------------------------------------------------------
Net investment income (loss)             0.12        0.22     (0.01)    (0.03)     (0.01)
------------------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments,
options written and foreign
currency transactions                   (5.02)      (0.46)     1.76      0.09       1.13
------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS        (4.90)      (0.24)     1.75      0.06       1.12
------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------
Dividends from net investment
income                                  (0.12)      (0.22)       --        --         --
------------------------------------------------------------------------------------------------
Dividends in excess of net
investment income                          --       (0.01)       --        --         --
------------------------------------------------------------------------------------------------
Distributions from net realized
capital gain                            (0.29)      (1.15)    (0.39)       --         --
------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                     (0.41)      (1.38)    (0.39)       --         --
------------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY
SETTLEMENT                               0.01(1)       --        --        --         --
------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR            $5.88      $11.18    $12.80    $11.44     $11.38
------------------------------------------------------------------------------------------------
TOTAL RETURN                           (44.98)%(1)  (2.54)%   15.37%     0.53%     10.92%#
------------------------------------------------------------------------------------------------

RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------
Net assets, end of year (000s
omitted)                               $6,896      $3,412    $4,381    $4,674     $5,227
------------------------------------------------------------------------------------------------
Ratio of expenses to average net
assets                                   2.20%       2.08%     2.08%     2.05%      2.04%
------------------------------------------------------------------------------------------------
Ratio of net investment income
(loss) to average
net assets                               1.42%       1.72%    (0.04)%   (0.26)%    (0.10)%
------------------------------------------------------------------------------------------------
Portfolio turnover rate                129.09%     119.23%    93.45%    68.31%     43.50%
------------------------------------------------------------------------------------------------



-------
See footnotes on page 41.

Financial Highlights

CLASS D
------------------------------------------------------------------------------------------------
                                       1/1/08              YEAR ENDED DECEMBER 31,
                                         TO       ----------------------------------------
                                       5/16/08*     2007      2006      2005       2004
------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                               $11.17       $12.79    $11.43    $11.37     $10.25
------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT
  OPERATIONS:
------------------------------------------------------------------------------------------------
Net investment income (loss)             0.07         0.22     (0.01)    (0.03)     (0.01)
------------------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments, options
written and foreign currency
transactions                            (0.64)       (0.46)     1.76      0.09       1.13
------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS        (0.57)       (0.24)     1.75      0.06       1.12
------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------
Dividends from net investment
  income                                (0.05)       (0.22)       --        --         --
------------------------------------------------------------------------------------------------
Dividends in excess of net
  investment income                        --        (0.01)       --        --         --
------------------------------------------------------------------------------------------------
Distributions from net realized
  capital gain                             --        (1.15)    (0.39)       --         --
------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                     (0.05)       (1.38)    (0.39)       --         --
------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD         $10.55       $11.17    $12.79    $11.43     $11.37
------------------------------------------------------------------------------------------------
TOTAL RETURN                            (5.09)%      (2.54)%   15.38%     0.53%     10.93%#
------------------------------------------------------------------------------------------------

RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------
Net assets, end of period (000s
  omitted)                                 --      $11,189   $13,578   $13,704    $16,370
------------------------------------------------------------------------------------------------
Ratio of expenses to average net
  assets                                 2.13%+       2.08%     2.08%     2.05%      2.04%
------------------------------------------------------------------------------------------------
Ratio of net investment income
(loss) to average
net assets                               1.79%+       1.72%    (0.04)%   (0.26)%    (0.10)%
------------------------------------------------------------------------------------------------
Portfolio turnover rate                129.09%(o)   119.23%    93.45%    68.31%     43.50%
------------------------------------------------------------------------------------------------



-------
See footnotes on page 41.

Financial Highlights

CLASS I
------------------------------------------------------------------------------------------------
                                                    YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------
                                        2008        2007      2006      2005       2004
------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR     $11.53      $13.16    $11.71    $11.61     $10.44
------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
------------------------------------------------------------------------------------------------
Net investment income                    0.25        0.39      0.14      0.10       0.11
------------------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments,
options written and foreign
currency transactions                   (5.19)      (0.49)     1.81      0.10       1.17
------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS        (4.94)      (0.10)     1.95      0.20       1.28
------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------
Dividends from net investment
  income                                (0.24)      (0.38)    (0.11)    (0.10)     (0.11)
------------------------------------------------------------------------------------------------
Distributions from net realized
  capital gain                          (0.29)      (1.15)    (0.39)       --         --
------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                     (0.53)      (1.53)    (0.50)    (0.10)     (0.11)
------------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY
  SETTLEMENT                             0.01(1)       --        --        --         --
------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR            $6.07      $11.53    $13.16    $11.71     $11.61
------------------------------------------------------------------------------------------------
TOTAL RETURN                           (44.30)%(1)  (1.42)%   16.74%     1.69%     12.23%#
------------------------------------------------------------------------------------------------

RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------
Net assets, end of year (000s
  omitted)                             $4,385      $6,818    $5,923    $4,134     $4,005
------------------------------------------------------------------------------------------------
Ratio of expenses to average net
  assets                                 0.90%       0.88%     0.91%     0.93%      0.90%
------------------------------------------------------------------------------------------------
Ratio of net investment income to
average net assets                       2.72%       2.92%     1.13%     0.86%      1.04%
------------------------------------------------------------------------------------------------
Portfolio turnover rate                129.09%     119.23%    93.45%    68.31%     43.50%
------------------------------------------------------------------------------------------------



-------
See footnotes on page 41.

Financial Highlights

CLASS R
------------------------------------------------------------------------------------------------
                                                    YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------
                                        2008        2007      2006      2005       2004
------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR     $11.47      $13.09    $11.67    $11.58     $10.42
------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------
Net investment income                    0.18        0.29      0.06      0.03       0.04
------------------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments,
options written and foreign
currency transactions                   (5.16)      (0.49)     1.80      0.09       1.17
------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS        (4.98)      (0.20)     1.86      0.12       1.21
------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------
Dividends from net investment
  income                                (0.17)      (0.27)    (0.05)    (0.03)     (0.05)
------------------------------------------------------------------------------------------------
Distributions from net realized
  capital gain                          (0.29)      (1.15)    (0.39)       --         --
------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                     (0.46)      (1.42)    (0.44)    (0.03)     (0.05)
------------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY
  SETTLEMENT                             0.01(1)       --        --        --         --
------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR            $6.04      $11.47    $13.09    $11.67     $11.58
------------------------------------------------------------------------------------------------
TOTAL RETURN                           (44.67)%(1)  (2.15)%   15.99%     1.01%     11.57%#
------------------------------------------------------------------------------------------------

RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------
Net assets, end of year (000s
  omitted)                             $1,506      $2,133      $600      $385       $321
------------------------------------------------------------------------------------------------
Ratio of expenses to average net
  assets                                 1.70%       1.58%     1.58%     1.55%      1.54%
------------------------------------------------------------------------------------------------
Ratio of net investment income to
average net assets                       1.92%       2.22%     0.46%     0.24%      0.40%
------------------------------------------------------------------------------------------------
Portfolio turnover rate                129.09%     119.23%    93.45%    68.31%     43.50%
------------------------------------------------------------------------------------------------



--------
     + Annualized.
     * Date of conversion to Class C shares.
   (o) Computed at the Fund level for the year ended December 31, 2008.
     # Excluding the effect of certain payments received from the Manager in 2004, total return would have been as follows: Class A 11.79%; Class B 10.90%; Class C 10.89%; Class D 10.90%; Class I 12.20%; and Class R
       11.54%.
   (1) In June 2008, the Fund received its portion of the proceeds from a regulatory settlement between an unaffiliated third party and the SEC, which increased the net asset value per share and total return by $0.01 and 0.10%, respectively (Note 10).
See Notes to Financial Statements.

Report of Independent Registered
Public Accounting Firm

THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
SELIGMAN COMMON STOCK FUND, INC.:

We have audited the accompanying statement of assets and liabilities of Seligman Common Stock Fund, Inc. (the "Fund"), including the portfolio of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not require to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Seligman Common Stock Fund, Inc. as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
New York, New York
February 27, 2009

Matters Relating to the Directors'
Consideration of the Approval of the
Investment Management Services Agreement

BACKGROUND

On July 7, 2008, RiverSource Investments, LLC ("RiverSource"), a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), entered into a stock purchase agreement with the shareholders of J. & W. Seligman & Co. Incorporated ("Seligman") under which RiverSource would acquire all of the outstanding capital stock of Seligman (the "Transaction"). The consummation of the Transaction resulted in the automatic termination of the Fund's management agreement with Seligman (the "Seligman Management Agreement"). In anticipation of the termination of the Seligman Management Agreement, at a meeting held on July 29, 2008, the directors of the Fund then serving unanimously approved an investment management agreement with RiverSource (the "Proposed Advisory Agreement"). At the special meeting of shareholders of the Fund held on November 3, 2008, the shareholders approved the Proposed Advisory Agreement. The Transaction closed on November 7, 2008, and upon the closing, RiverSource became the investment advisor to the Fund.

BOARD CONSIDERATIONS

Prior to their approval of the Proposed Advisory Agreement, the directors requested and evaluated extensive materials from, and were provided materials and information about the Transaction and matters related to the proposed approval by, Seligman, RiverSource and Ameriprise.

In consultation with experienced counsel, who advised on the legal standards for consideration by the directors, the directors reviewed the Proposed Advisory Agreement with RiverSource. The independent directors also discussed the proposed approval with counsel in private sessions.

At their meetings on June 12, 2008, July 17, 2008 and July 29, 2008, the directors discussed the Transaction with Seligman, and the Transaction and RiverSource's plans and intentions regarding the Fund with representatives of Ameriprise and RiverSource.

The directors considered all factors they believed relevant, including the specific matters discussed below. In their deliberations, the directors did not identify any particular information that was all-important or controlling, and directors may have attributed different weights to the various factors. The directors determined that the selection of RiverSource to advise the Fund, and the overall arrangements between the Fund and RiverSource as provided in the Proposed Advisory Agreement, including the proposed advisory fee and the related administration arrangements between the Fund and Ameriprise, were fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the directors considered relevant. The material factors and conclusions that formed the basis for the directors' determination included, in addition, the factors discussed in further detail below:

(i) the reputation, financial strength and resources of RiverSource, and its parent, Ameriprise;

(ii) the capabilities of RiverSource with respect to compliance and its regulatory histories;

(iii) an assessment of RiverSource's compliance system by the Fund's Chief Compliance Officer;

(iv) that RiverSource and Ameriprise assured the directors that following the Transaction there will not be any diminution in the nature, quality and extent of services provided to the Fund or its shareholders;

Matters Relating to the Directors'
Consideration of the Approval of the
Investment Management Services Agreement

(v) that within the past year the directors had performed a full annual review of the Seligman Management Agreement, as required by the Investment Company Act of 1940 ("1940 Act"), for the Fund and had determined that they were satisfied with the nature, extent and quality of services provided thereunder and that the management fee rate for the Fund was satisfactory;

(vi) the potential benefits to the Fund of the combination of RiverSource and Seligman to the Fund, including: greater resources to attract and retain high quality investment personnel; greater depth and breadth of investment management capabilities, including a new team of portfolio managers for the Fund; a continued high level of service to the Fund; and the potential for realization of economies of scale over time since the Fund will be part of a much larger fund complex;

(vii) the fact that the Fund's total advisory and administrative fees would not increase by virtue of the Proposed Advisory Agreement, but would remain the same;

(viii) that RiverSource, and not the Fund, would bear the costs of obtaining all approvals of the Proposed Advisory Agreement;

(ix) the qualifications of the personnel of RiverSource and Ameriprise that would provide advisory and administrative services to the Fund;

(x) the terms and conditions of the Proposed Advisory Agreement, including the directors' review of differences from the Seligman Management Agreement;

(xi) that RiverSource and Ameriprise have agreed to refrain from imposing or seeking to impose, for a period of two years after the closing of the Transaction, any "unfair burden" (within the meaning of Section 15(f) of 1940 Act) on the Fund; and

(xii) that certain members of RiverSource's management have a significant amount of experience integrating other fund families.

NATURE, EXTENT AND QUALITY OF SERVICES PROVIDED

In considering the nature, extent and quality of the services to be provided under the Proposed Advisory Agreement, the directors of the Fund considered, among other things, the expected impact of the Transaction on the operations of the Fund, the information provided by RiverSource with respect to the nature, extent and quality of services to be provided by it, RiverSource's compliance programs and compliance records, and presentations provided on the quality of RiverSource's investment research capabilities and the other resources it and Ameriprise have indicated that they would dedicate to performing services for the Fund.

The directors noted the professional experience and qualifications of the new portfolio management team proposed for the Fund and other senior personnel of RiverSource. The directors considered a report by, the Fund's Chief Compliance Officer, assessing RiverSource's compliance system, which was followed by a private session with the Fund's Chief Compliance Officer. They also discussed RiverSource's compliance system with the Chief Compliance Officer for the funds managed by RiverSource. The directors also considered RiverSource's presentation on the selection of brokers and dealers for portfolio transactions. As administrative services (provided under the Seligman Management Agreement) would be provided to the Fund by Ameriprise at no additional cost under a new administrative services agreement rather than pursuant to the Proposed Advisory Agreement, the directors considered Ameriprise's capability to provide such administrative services as well as RiverSource's and Ameriprise's roles in

Matters Relating to the Directors'
Consideration of the Approval of the
Investment Management Services Agreement


coordinating the activities of the Fund's other service providers. The directors noted that Ameriprise intended to continue Seligman's practice of sub-contracting administrative services provided by Seligman for the Fund to State Street Bank and Trust Company for the foreseeable future. The directors concluded that, overall, they were satisfied with assurances from RiverSource and Ameriprise as to the expected nature, extent and quality of the services to be provided to the Fund under the Proposed Advisory Agreement and the new administrative services agreement.

COSTS OF SERVICES PROVIDED AND PROFITABILITY

In considering the costs of services to be provided by RiverSource under the Proposed Advisory Agreement, the directors considered, among other things, the projected pre-tax, pre-distribution expense profitability of RiverSource's proposed relationship with the Fund and discussed the assumptions of RiverSource and the limitations of the information provided. The directors noted that RiverSource had undertaken to provide profitability information in connection with future contract continuances. The directors also considered RiverSource's financial condition based on information provided by it.

The directors noted that the proposed fee under the Proposed Advisory Agreement was the same as provided under the Seligman Management Agreement. The directors recognized that it is difficult to make comparisons of profitability from fund advisory contracts because comparative information is not generally publicly available and is affected by numerous factors. In reviewing the projected profitability information, the directors considered the effect of fall-out benefits on RiverSource's expenses. The directors concluded that they were satisfied that RiverSource's estimated future profitability from its relationship with the Fund was not excessive.

FALL-OUT BENEFITS

The directors considered that RiverSource would benefit from soft dollar arrangements using portfolio brokerage of the Fund. The directors also noted RiverSource's representation that none of its affiliated broker-dealers was expected to provide brokerage services to the Fund. The directors reviewed information about RiverSource's practices with respect to allocating portfolio brokerage for brokerage and research services. The directors also considered that broker-dealer affiliates of RiverSource, including a broker-dealer affiliate of Seligman (which became an affiliate of RiverSource following the closing of the Transaction) will receive 12b-1 fees from the Fund in respect of shares held in certain accounts, and that the Fund's distributor (which also became a subsidiary of RiverSource following the closing of the Transaction) retains a portion of the 12b-1 fees from the Fund and receives a portion of the sales charges on sales or redemptions of certain classes of shares of the Fund. The directors recognized that RiverSource's profitability would be somewhat lower without these benefits. The directors noted that RiverSource may derive reputational and other benefits from its association with the Fund.

INVESTMENT RESULTS

The directors received and reviewed detailed performance information on the Fund at each regular Board meeting during the year in addition to the information received for the meeting regarding approval of the Proposed Advisory Agreement. The directors noted that a new portfolio manager was being proposed by RiverSource for the Fund. The directors discussed the proposed portfolio management team, its investment strategy and process and historical performance record with representatives of RiverSource. The directors reviewed performance

Matters Relating to the Directors'
Consideration of the Approval of the
Investment Management Services Agreement


information of the Fund covering a wide range of periods, including the first six months of the calendar year, the preceding seven calendar years and annualized one-, three- and five-year rolling periods ending June 30, 2008.

The directors reviewed information showing performance of the Fund compared to the Lipper Large-Cap Core Funds Average and the Standard & Poor's 500 Composite Stock Price Index ("S&P 500"), as well as performance relative to the other funds in the Lipper Large-Cap Core Funds Average and to a group of competitor funds selected by Seligman. The directors also reviewed annualized performance information for RiverSource Disciplined Equity Fund, which is currently advised by the proposed portfolio manager, for annualized one-, three- and five-years ended June 30, 2008, the past four calendar years, as well as year-to-date information as of July 10, 2008. The directors noted that information for RiverSource Disciplined Equity Fund was not available for all corresponding periods because it did not commence operations until April 2003. The directors noted that the results of RiverSource Disciplined Equity Fund were generally better than that of the Fund for the periods presented and the performance information was helpful in demonstrating the skill of the proposed portfolio management team, although they recognized that the performance of the Fund would differ from that of RiverSource Disciplined Equity Fund since it would use a modified version of such fund's investment process to comply with the Fund's strategy as disclosed in its prospectus. The directors noted that RiverSource Disciplined Equity Fund's calendar year results were above its benchmarks, the S&P 500 Index and Lipper Large Cap Core Funds, in 2005 and 2006, although they trailed the benchmarks in 2007.

The directors recognized that it is not possible to predict what effect, if any, consummation of the Transaction would have on the future performance of the Fund.

MANAGEMENT FEE AND OTHER EXPENSES

The directors considered the proposed advisory fee rate to be paid by the Fund to RiverSource, which is the same as the management fee rate paid by the Fund under the Seligman Management Agreement. In addition to the materials provided by Seligman, RiverSource provided information regarding the fees for each of the RiverSource funds and managed accounts. The directors noted that the effective advisory fee rate for the RiverSource funds in the same Lipper category as the Fund were lower than the proposed advisory fee rate for the Fund, and that the RiverSource equity fund fee rates are generally subject to adjustments based on investment performance whereas the proposed fee rate for the Fund, consistent with those in the Seligman Management Agreement, do not reflect performance adjustments. The directors recognized that it is difficult to make comparisons of advisory and management fees because there are variations in the services that are included in the fees paid by other funds.

The directors compared the Fund's proposed advisory fee rate to the rate paid by other funds in its Lipper category (the "peer group"). In considering the proposed advisory fee rate, the directors noted that the management fee rate under the Seligman Management Agreement covers administrative services provided by Seligman, whereas the Proposed Advisory Agreement does not include such services, but that Ameriprise will provide such services to the Fund pursuant to a separate administrative services agreement initially without a fee. The directors further considered that the administrative fees, since they are not included in an advisory agreement, could be increased without stockholder approval, although RiverSource noted that, at that time, it did not have an intention to seek an increase, and that any such administrative fee increase would require board approval. The directors also noted RiverSource's and

Matters Relating to the Directors'
Consideration of the Approval of the
Investment Management Services Agreement


Ameriprise's covenants in the Transaction's stock purchase agreement regarding compliance with Section 15(f) of the 1940 Act.

The directors noted that the management fee rate paid by a registered investment company managed by Seligman that is a "clone" of the Fund is lower than the rate paid by the Fund primarily for historical reasons. Seligman explained that the lower fee rate was largely the result of fee rate increases at the Fund that had not been sought for the "clone" portfolio. This was because, in view of the small size of the clone portfolio and the fact that, at various times, the Fund had been subsidized by Seligman, Seligman had determined not to recommend fee rate increases for the clone portfolio to match those recommended for the Fund.

The directors also reviewed the Fund's total expense ratio as compared to the fees and expenses of funds within its peer group. In considering the expense ratios of the Fund, the directors noted that the Fund has elected to have shareholder services provided at cost by Seligman Data Corp. ("SDC"). SDC provides services exclusively to the Seligman Group of Funds, and the directors believed that the arrangement with SDC has provided the Fund and its shareholders with a consistently high level of service. The directors noted that RiverSource had previously indicated that no changes to the arrangements with SDC were being proposed at the time by RiverSource.

The directors noted that they had concluded in their most recent continuance considerations regarding the Seligman Management Agreement that the management fee and total expense ratio were at an acceptable level in light of the quality of services provided to the Fund and in comparison to the Fund's peer group; that the advisory fee would not be increased and would stay the same for the Fund; that the total expense ratio had not changed since that determination; and that RiverSource had represented that the overall expenses for the Fund were not expected to be adversely affected by the Transaction. On that basis, the directors concluded that the total expense ratio and the proposed advisory fee for the Fund anticipated to result from the proposed arrangements with RiverSource was acceptable.

ECONOMIES OF SCALE

The directors noted that the management fee schedule for the Fund contains breakpoints that reduce the fee rate on assets above specified levels. The directors recognized that there is no direct relationship between the economies of scale realized by funds and those realized by their investment advisers as assets increase. The directors do not believe that there is a uniform methodology for establishing breakpoints that give effect to fund-specific economies of scale with respect to services provided by fund advisers. The directors also observed that in the investment company industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply, and that the advisory agreements for many competitor funds do not have breakpoints at all. The directors noted that RiverSource had indicated that no changes to the Fund's breakpoint arrangements were proposed to be made at the time. Having taken these factors into account, the directors concluded that the Fund's breakpoint arrangements were acceptable under the Fund's circumstances. The directors also recognized that the Fund may benefit from certain economies of scale over time from becoming a part of the larger RiverSource fund complex, based on potential future synergies of operations.

Proxy Results



Shareholders of Seligman Common Stock Fund, Inc. voted on two proposals at a Special Meeting of Stockholders held on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

PROPOSAL 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

                                   FOR           AGAINST        ABSTAIN
    ---------------------------------------------------------------------
                              8,963,650.766    400,673.139    305,851.343
    ---------------------------------------------------------------------



PROPOSAL 2
To elect ten directors to the Board:

                                    FOR           WITHHELD
    -------------------------------------------------------
    Kathleen Blatz            10,629,944.599    503,263.649
    -------------------------------------------------------
    Arne H. Carlson           10,637,834.502    495,423.746
    -------------------------------------------------------
    Pamela G. Carlton         10,644,221.021    489,037.227
    -------------------------------------------------------
    Patricia M. Flynn         10,649,627.704    483,630.544
    -------------------------------------------------------
    Anne P. Jones             10,641,163.306    492,094.942
    -------------------------------------------------------
    Jeffrey Laikind           10,639,992.531    493,265.717
    -------------------------------------------------------
    Stephen R. Lewis, Jr.     10,647,976.488    485,281.760
    -------------------------------------------------------
    Catherine James Paglia    10,653,224.568    480,033.680
    -------------------------------------------------------
    Alison Taunton-Rigby      10,654,570.495    487,687.753
    -------------------------------------------------------
    William F. Truscott       10,649,864.613    483,393.635
    -------------------------------------------------------


Directors and Officers

Shareholders elect a Board of Directors that oversees the Fund's operations. In connection with the acquisition of the Fund's prior investment manager, J. & W. Seligman & Co. Incorporated, by RiverSource Investments, LLC, shareholders of the Fund voted at a Special Meeting of Shareholders held on November 3, 2008 to elect 10 members to the Fund's Board. Messrs. Maher and Richie served on the Fund's Board prior to the acquisition and will continue to do so.

Each member of the Board oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman Funds and 104 RiverSource Funds. The address of each Director is 901 S. Marquette Ave., Minneapolis, MN 55402.

Independent Directors


                                PRINCIPAL OCCUPATION(S) DURING PAST FIVE
NAME, (AGE), POSITION(S)        YEARS, DIRECTORSHIPS AND OTHER
HELD WITH FUND                  INFORMATION
------------------------------------------------------------------------

KATHLEEN BLATZ (54)(1,2,6,7)    Attorney. Formerly, Chief Justice,
                                Minnesota Supreme Court, 1998-2006.
- Director: From
  November 7, 2008
------------------------------------------------------------------------
ARNE H. CARLSON                 Formerly, Chairman, RiverSource Funds,
(74)(1,2,3,5,6)                 1999-2006; Governor of Minnesota.

-  Director: From
  November 7, 2008
------------------------------------------------------------------------
PAMELA G. CARLTON (54)(4,6,7)   President, Springboard -- Partners in
                                Cross Cultural Leadership (consulting
- Director: From                company).
  November 7, 2008
------------------------------------------------------------------------
PATRICIA M. FLYNN (58)(1,3,6)   Trustee Professor of Economics and
                                Management, Bentley College. Formerly,
- Director: From                Dean, McCallum Graduate School of
  November 7, 2008              Business, Bentley College.
------------------------------------------------------------------------
ANNE P. JONES (73)(1,2,6,7)     Attorney and Consultant.

- Director: From
  November 7, 2008
------------------------------------------------------------------------
JEFFREY LAIKIND, CFA            Director, American Progressive
(73)(4,6,7)                     Insurance. Formerly, Managing Director,
                                Shikiar Asset Management.
- Director: From
  November 7, 2008
------------------------------------------------------------------------
STEPHEN R. LEWIS, JR.           President Emeritus and Professor of
(69)(1,2,3,4,6)                 Economics, Carleton College; Director,
                                Valmont Industries, Inc. (manufactures
- Director and Chairman of the  irrigation systems).
  Board: From  November 7,
  2008
------------------------------------------------------------------------
JOHN F. MAHER (64)(4,6,7)       Retired President and Chief Executive
                                Officer, and former Director, Great
- Director: December 2006       Western Financial Corporation (bank
  to Date                       holding company) and its principal
                                subsidiary, Great Western Bank (a
                                federal savings bank).
------------------------------------------------------------------------

-------

See footnotes on page 50.

Directors and Officers

                                PRINCIPAL OCCUPATION(S) DURING PAST FIVE
NAME, (AGE), POSITION(S)        YEARS, DIRECTORSHIPS AND OTHER
HELD WITH FUND                  INFORMATION
------------------------------------------------------------------------
CATHERINE JAMES PAGLIA          Director, Enterprise Asset Management,
(56)(2,3,4,5,6)                 Inc. (private real estate and asset
                                management company).
- Director: From
  November 7, 2008
------------------------------------------------------------------------
LEROY C. RICHIE (66)(3,4,6)     Counsel, Lewis & Munday, P.C. (law
                                firm); Director, Vibration Control
- Director: 2000 to Date        Technologies, LLC (auto vibration
                                technology); Lead Outside Director,
                                Digital Ally Inc. (digital imaging) and
                                Infinity, Inc. (oil and gas exploration
                                and production); Director and Chairman,
                                Highland Park Michigan Economic
                                Development Corp.; and Chairman, Detroit
                                Public Schools Foundation; Director, OGE
                                Energy Corp. (energy and energy services
                                provider). Formerly, Chairman and Chief
                                Executive Officer, Q Standards
                                Worldwide, Inc. (library of technical
                                standards); Director, Kerr-McGee
                                Corporation (diversified energy and
                                chemical company); Trustee, New York
                                University Law Center Foundation; and
                                Vice Chairman, Detroit Medical Center
                                and Detroit Economic Growth Corp.
------------------------------------------------------------------------
ALISON TAUNTON-RIGBY            Chief Executive Officer and Director,
(64)(3,4,5,6)                   RiboNovix, Inc. since 2003
                                (biotechnology); Director, Idera
- Director: From                Pharmaceutical, Inc. (biotechnology);
  November 7, 2008              Healthways, Inc. (health management
                                programs). Formerly, President, Forester
                                Biotech.
------------------------------------------------------------------------

Interested Director*
------------------------------------------------------------------------
WILLIAM F. TRUSCOTT             President-US Asset Management and Chief
(48)*(6)                        Investment Officer, Ameriprise
                                Financial, Inc. and President, Chairman
- Director and Vice President:  of the Board, and Chief Investment
  From November 7, 2008         Officer, RiverSource Investments, LLC;
                                Director, President and Chief Executive
                                Officer, Ameriprise Certificate Company;
                                and Chairman of the Board, Chief
                                Executive Officer, and President,
                                RiverSource Distributors, Inc. Formerly,
                                Senior Vice President-Chief Investment
                                Officer, Ameriprise Financial, Inc.; and
                                Chairman of the Board and Chief
                                Investment Officer, RiverSource
                                Investments, LLC, 2001-2005.
------------------------------------------------------------------------





-------
* Mr. Truscott is considered an "interested person" of the Fund, as defined in the Investment Company Act of 1940, as amended, by virtue of his position with Ameriprise Financial, Inc. and its affiliates.


Member:     Board Governance Committee              5 Executive Committee
            2 Compliance Committee                  6 Investment Review Committee
            3 Contracts Committee                   7 Joint Audit Committee
            4 Distribution Committee

Directors and Officers


Fund Officers

The Board appoints officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is a Director and Vice President of the Fund, the Fund's other officers are:

NAME, (AGE), POSITION(S) HELD
WITH                            PRINCIPAL OCCUPATION(S) DURING PAST FIVE
FUND, ADDRESS                   YEARS
------------------------------------------------------------------------
PATRICK T. BANNIGAN (43)        Director and Senior Vice
                                President -- Asset Management, Products
- President:                    and Marketing, RiverSource Investments,
  From November 7, 2008         LLC; Director and Vice
- 172 Ameriprise Financial      President -- Asset Management, Products
  Center Minneapolis, MN 55474  and Marketing, RiverSource Distributors,
                                Inc.  Formerly, Managing Director and
                                Global Head of Product, Morgan Stanley
                                Investment Management, 2004-2006;
                                President, Touchstone Investments, 2002-
                                2004.
------------------------------------------------------------------------
MICHELLE M. KEELEY (44)         Executive Vice President -- Equity and
                                Fixed Income, Ameriprise Financial, Inc.
- Vice President:               and RiverSource Investments, LLC; Vice
  From November 7, 2008         President -- Investments, Ameriprise
- 172 Ameriprise Financial      Certificate Company. Formerly, Senior
  Center Minneapolis, MN 55474  Vice President -- Fixed Income,
                                Ameriprise Financial, Inc., 2002-2006
                                and RiverSource Investments, LLC, 2004-
                                2006.
------------------------------------------------------------------------
AMY K. JOHNSON (43)             Vice President --  Asset Management and
                                Trust Company Services, RiverSource
- Vice President:               Investments, LLC. Formerly, Vice
  From November 7, 2008         President -- Operations and Compliance,
- 5228 Ameriprise Financial     RiverSource Investments, LLC, 2004-2006;
  Center Minneapolis, MN 55474  Director of Product
                                Development -- Mutual Funds, Ameriprise
                                Financial, Inc., 2001-2004.
------------------------------------------------------------------------
SCOTT R. PLUMMER (49)           Vice President and Chief
                                Counsel -- Asset Management, Ameriprise
- Vice President, General       Financial, Inc.; Chief Counsel,
  Counsel and Secretary:        RiverSource Distributors, Inc. and Chief
  From November 7, 2008         Legal Officer and Assistant Secretary,
- 5228 Ameriprise Financial     RiverSource Investments, LLC; Vice
  Center Minneapolis, MN 55474  President, General Counsel, and
                                Secretary, Ameriprise Certificate
                                Company. Formerly, Vice
                                President -- Asset Management
                                Compliance, Ameriprise Financial, Inc.,
                                2004-2005; Senior Vice President and
                                Chief Compliance Officer, USBancorp
                                Asset Management, 2002-2004.
------------------------------------------------------------------------
LAWRENCE P. VOGEL (52)          Treasurer of each of the investment
                                companies of the Seligman Group of Funds
- Treasurer:                    since 2000; and Treasurer, Seligman Data
  2000 to Date                  Corp. since 2000. Formerly, Senior Vice
- 100 Park Avenue               President, J. & W. Seligman & Co.
  New York, NY 10017            Incorporated and Vice President of each
                                of the investment companies of the
                                Seligman Group of Funds,
                                1992-2008.
------------------------------------------------------------------------
ELEANOR T.M. HOAGLAND (56)      Chief Compliance Officer, RiverSource
                                Investments, LLC (J. & W. Seligman & Co.
- Chief Compliance Officer:     Incorporated prior to November 7, 2008),
  2004 to Date                  of each of the investment companies of
- Money Laundering Prevention   the Seligman Group of Funds since 2004;
  Officer and Identity Theft    Money Laundering Prevention Officer and
  Prevention Officer: From      Identity Theft Prevention Officer,
  November 7, 2008              RiverSource Investments, LLC for each of
- 100 Park Avenue               the investment companies of the Seligman
  New York, NY 10017            Group of Funds since November 7, 2008.
                                Formerly, Managing Director, J. & W.
                                Seligman & Co. Incorporated and Vice
                                President of each of the investment
                                companies of the Seligman Group of
                                Funds, 2004-2008.
------------------------------------------------------------------------




The Fund's Statement of Additional Information (SAI) includes additional information about Fund directors and is available, without charge, upon request. You may call toll-free (800) 221-2450 in the US or call collect (212) 682-7600 outside the US to request a copy of the SAI, to request other information about the Fund, or to make shareholder inquiries.

Required Federal Income Tax Information (unaudited)

Dividends paid for the year ended December 31, 2008, other than qualified dividend income, are subject to federal income tax as "ordinary income." In order to claim the dividends received deduction for these distributions, corporate shareholders must have held their shares for 46 days or more during the 90-day period beginning 45 days before each ex-dividend date. Under the Internal Revenue Code, the dividends paid to corporate shareholders that qualify for the dividends received deduction were as follows:

------------------------------------------------------------------------
                                                      DIVIDENDS RECEIVED
                                                       DEDUCTION PERCENT
------------------------------------------------------------------------
Class A                                                      72.62%
------------------------------------------------------------------------
Class B                                                     100.00
------------------------------------------------------------------------
Class C                                                      95.53
------------------------------------------------------------------------
Class D                                                     100.00
------------------------------------------------------------------------
Class I                                                      62.04
------------------------------------------------------------------------
Class R                                                      88.45
------------------------------------------------------------------------



For the year ended December 31, 2008, the Fund designates the following as qualified dividends to individual shareholders:

-------------------------------------------------------------------------
                                                      QUALIFIED DIVIDENDS
                                                            PERCENT
-------------------------------------------------------------------------
Class A                                                       72.46%
-------------------------------------------------------------------------
Class B                                                      100.00
-------------------------------------------------------------------------
Class C                                                       95.32
-------------------------------------------------------------------------
Class D                                                      100.00
-------------------------------------------------------------------------
Class I                                                       61.90
-------------------------------------------------------------------------
Class R                                                       88.25
-------------------------------------------------------------------------



In order for an individual to claim dividends received as qualified dividends, individual shareholders must have held their shares for more than 60 days during the 121-day period beginning 60 days before each ex-dividend rate.

Additional Fund Information

FUND SYMBOLS
Class A: SCSFX
Class B: SBCSX
Class C: SCKCX
Class R: SCSRX

MANAGER
From November 7, 2008
RiverSource Investments, LLC
200 Ameriprise Financial Center
Minneapolis, MN 55474

Until November 6, 2008
J. & W. Seligman & Co.
Incorporated
100 Park Avenue
New York, NY 10017


GENERAL DISTRIBUTOR
RiverSource Fund Distributors, Inc.
(formerly Seligman Advisors, Inc.)
100 Park Avenue
New York, NY 10017

SHAREHOLDER SERVICE AGENT
Seligman Data Corp.
100 Park Avenue
New York, NY 10017

Mail inquiries to:
P.O. Box 9759
Providence, RI 02940-9759

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP


IMPORTANT TELEPHONE NUMBERS
(800) 221-2450 Shareholder Services
(800) 445-1777 Retirement Plan
               Services
(212) 682-7600 Outside the
               United States
(800) 622-4597 24-Hour
               Automated
               Telephone Access
               Service


--------------------------------------------------------------------------------
QUARTERLY SCHEDULE OF INVESTMENTS

A complete schedule of portfolio holdings owned by the Fund will be filed with the SEC for the first and third quarters of each fiscal year on Form N-Q, and will be available to shareholders (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect (212) 682-7600 outside the US or
(ii) on the SEC's website at WWW.SEC.GOV.(1) In addition, the Form N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330. Certain of the information contained on the Fund's Form N-Q is also made available to shareholders on Seligman's website at WWW.SELIGMAN.COM.(1)

PROXY VOTING

A description of the policies and procedures used by the Fund to determine how to vote proxies relating to portfolio securities as well as information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year will be available (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect (212) 682-7600 outside the US and (ii) on the SEC's website at WWW.SEC.GOV.(1) Information for each new 12-month period ending June 30 will be available no later than August 31 of that year.


-------
(1) These website references are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this report or the Fund's prospectuses or statement of additional information.

                      [This Page Intentionally Left Blank]

      LOGO

      This report is intended only for the information of shareholders or those who have received the offering prospectus covering shares of Capital Stock of Seligman Common Stock Fund, Inc., which contains information about the investment objectives, risks, charges, and expenses of the Fund, each of which should be considered carefully before investing or sending money.







EQCS2 12/08